                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         This Second Amended and Restated Credit Agreement, dated as of November 22, 2002, is among DMI FURNITURE, INC., a Delaware corporation, the Lenders from time to time party hereto, and BANK ONE, NA, a national banking association having its principal office in Chicago, Illinois, as Agent.

         The Borrower and Bank One are parties to a certain Amended and Restated Credit Agreement, dated as of October 23, 2001, as amended by a First Amendment to Amended and Restated Credit Agreement, dated as of January 3, 2002, and a Second Amendment to Amended and Restated Credit Agreement, dated as of March 29, 2002, and by the Loan Modification Agreement (the "Modification Agreement"), of even date, among the Borrower, Bank One, and Fifth Third Bank, Kentucky, Inc. (the "Original Agreement").

         The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Advance" means a borrowing of the Revolving Loan or Term Loan hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

         "Aggregate Term Loan Commitment" means, at any time, the aggregate of the Term Loan Commitments of all the Lenders.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which commitment fees are accruing on the Unused Revolving Loan Aggregate Commitment at such time as set forth in the Pricing Schedule.

         "Applicable LC Fee" means at any time, with respect to the 1993 Direct-Pay Letter of Credit, the 1994 Refunding Direct-Pay Letter of Credit, and a Facility LC that is a standby letter of credit, the percentage rate per annum which is applicable at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the President or the Chief Financial Officer of the Borrower, acting singly.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity (successor by merger with Bank One, Indiana, N.A.), and its successors.

         "Bond Document" means any of the 1993 Bond Documents or any of the 1994 Refunding Bond Documents as the context requires, and when used in the plural form, refers to all or any combination of the Bond Documents as the context requires.

         "Borrower" means DMI Furniture, Inc., a Delaware corporation, and its successors and assigns.

         "Borrowing Base" means, at any date a determination thereof is to be made, an amount equal to the sum of: (i) Eighty Percent (80%) of (a) the net book value (as determined in accordance with Agreement Accounting Principles) of Eligible Accounts minus (b) an amount equal to the net book value of all Eligible Accounts owed by account debtors for goods supplied by Borrower for use in showroom or displays for which extended payment terms (i.e., payment terms which are longer than customarily extended for purchases of inventory from Borrower on account) were given to the account debtor by the Borrower, determined as of the last day of the fiscal quarter of Borrower preceding the date of determination; (ii) Fifty Percent (50%) of the Eligible Finished Goods Inventory Value and the Eligible Wood Stock Inventory Value; (iii) Twenty-Five Percent (25%) of the Eligible Miscellaneous Inventory Value; and (iv) during the period beginning on the first day of the fourth Fiscal Month of each fiscal year of the Borrower and ending on the last day of the sixth Fiscal Month of the same fiscal year of the Borrower, and during the period beginning on the first day of the eighth Fiscal Month of each fiscal year of the Borrower and ending on the last day of the tenth Fiscal Month of the same fiscal year of the Borrower, the sum of $1,000,000.00 (all of the foregoing as determined on the basis of the information contained in the most recent Borrowing Base Certificate provided to the Agent or as determined by the Agent upon an inspection of the Borrower's books and records and inventory by the Agent or any other representative of the Lenders); provided, however, the Borrowing Base shall be $0 commencing five (5) calendar days after the Borrower's failure to furnish to the Agent a monthly Borrowing Base Certificate within the period of time required under Section 6.1 and continuing until the Agent shall have received a properly completed and certified Borrowing Base Certificate.

         "Borrowing Base Certificate" means a certificate signed by an Authorized Officer of the Borrower certifying the amount of the Borrowing Base and the Maximum Availability as of a stated date and in such form and showing such detail as the Agent reasonably may require from time to time.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Indianapolis for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles, including the amount capitalized under all Capital Leases.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Capital Expenditures" means Capital Expenditures that are not financed through the incurring of new Indebtedness.

         "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Change in Control" means the occurrence of any of the following:

                  (i) Any "person", as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Borrower, any trustee or other fiduciary holding securities under an employee benefit plan of the Borrower, or any corporation owned, directly or indirectly, by the shareholders of the Borrower in substantially the same proportions as their ownership of stock of the Borrower, or any of the existing Series C Preferred shareholders), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Borrower representing 40% or more of the combined voting power of the Borrower's then outstanding securities.

                  (ii) During any period of one year, individuals who at the beginning of such period constitute the Board of Directors of the Borrower cease to constitute at least a majority thereof. If the election or nomination for election by the Borrower's shareholders of a new director (other than a director designated by a person who has entered into an agreement with the Borrower to effect a transaction described in clause (a), (c) or (d) of this definition) was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, that director shall not be counted for purposes of the preceding sentence.

                  (iii) The shareholders of the Borrower approve a merger or consolidation of the Borrower with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Borrower or such surviving entity outstanding immediately after such merger or consolidation, or
                           (B) a merger or consolidation effected to implement a recapitalization of the Borrower (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Borrower's then outstanding securities.

                  (d) The shareholders of the Borrower approve a plan of complete liquidation of the Borrower or an agreement for the sale of disposition by the Borrower of all or substantially all of the Borrower's asset.

                  (e) Any other transaction which is of a nature that would be require to be reported in response to Item 6(e) of
                           Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs.

         "Change in Management" means neither (i) Donald D. Dreher nor (ii) Joseph G. Hill is a senior executive of the Borrower.

         "City" means the City of Huntingburg, Indiana.

         "Closing Date" means November 22, 2002.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral Documents" means, collectively, the Security Agreement, the Mortgages, the Mortgage Assignment and the Guaranty.

         "Collateral Shortfall Amount" is defined in Section 8.1.

         "Commission Due Date" means the first Business Day of each November, February, May and August of each year.

         "Commitment" means, for each Lender, the sum of its LC Commitment and its Revolving Commitment.

         "Consolidated EBITDA" means with respect to any period, Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

         "Consolidated Fixed Charges" means with respect to any period, the sum of interest which was due and payable by the Borrower and its Subsidiaries in cash during such period, plus Cash Capital Expenditures made by the Borrower and its Subsidiaries during such period, plus scheduled principal payments of Indebtedness of the Borrower and each of its Subsidiaries which were due and payable in cash during such period (excluding payments to the Designated Account that are required under Section 2.21.1 or 2.22.1 to the extent that such payments are funded with Advances of the Term Loans, plus taxes of the Borrower and its Subsidiaries which were due and payable during such period, plus dividends that were paid to the shareholders of the Borrower in cash during such period.

         "Consolidated Funded Indebtedness" means at any time the aggregate dollar amount of the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

         "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Tangible Net Worth" means the consolidated shareholders' equity of the Borrower and its Subsidiaries, less any allowance for goodwill, patents, trademarks, trade secrets, and any other assets which would be classified as intangible assets under Agreement Accounting Principles, and less the deferred tax asset arising from the recognition of net operating loss carry forward, and less the portion of "other comprehensive income" (determined in accordance with Agreement Accounting Principles and being either a positive or negative amount) which relates to interest rate swaps and minimum pension liabilities and which directly affects the equity section of the balance sheet without being reflected in the income statement, all determined on a consolidated basis for the Borrower and its Subsidiaries.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Credit Enhancement Business Day" means a "Business Day," as defined in each of the Credit Enhancement Letters of Credit, as the context requires.

         "Credit Enhancement Letter of Credit" means the 1993 Direct-Pay Letter of Credit or the 1994 Refunding Direct-Pay Letter of Credit as the context requires, and when used in the plural form, refers to both of them.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Default" means an event described in Article VII.

         "Designated Account" is defined in Section 2.21.1.

         "Drawing" means an Interest Drawing, a Principal Drawing or a Remarketing Drawing, as the context requires, and when used in the plural form, means all or any combination of them as the context requires.

         "Eligible Accounts" means, at any date a determination thereof is to be made, all outstanding accounts receivable of the Borrower for which the Borrower shall have furnished to the Agent information adequate for purposes of identification at times and in form and substance as may be reasonably requested by the Agent; provided, however, that an account receivable shall not constitute an Eligible Account if it: (i) remains unpaid sixty (60) days after the original due date for its payment stated on the applicable invoice or one hundred fifty
(150) days after the invoice date; (ii) is an account receivable with respect to which the account receivable debtor is the subject of a bankruptcy or similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee or who is no longer conducting its customary business, except and to the extent the Agent otherwise agrees in writing; (iii) is an account receivable which is not invoiced (and dated as of the date of such invoice) and sent to the account receivable debtor within the ordinary course of the business of the Borrower and in accordance with customary billing practices after delivery of the underlying goods to, or performance of the underlying services for, the accounts receivable debtor; (iv) is an account receivable arising with respect to goods which have not been shipped or arising with respect to services which have not been fully performed;
(v) is an account receivable with respect to which the account receivable debtor's obligation to pay the account receivable is conditional upon the account receivable debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis; (vi) is an account receivable in which the Bank does not have a first priority, perfected security interest; (vii) is an account receivable due from any Subsidiary, Affiliate, employee or sales agent of the Borrower or which is due solely from an accounts receivable debtor which is a United States federal governmental entity or agency, except and to the extent the Bank otherwise agrees in writing; or (viii) is an account receivable evidenced by an instrument (as defined in Article 9.1 of the Indiana Uniform Commercial Code). At any time more than Twenty-Five Percent (25%) of the aggregate amount of accounts receivable due from an accounts receivable debtor remain unpaid more than sixty (60) days after the date(s) due as stated on the original invoice(s) evidencing such accounts receivable, then no accounts receivable due the Borrower from that accounts receivable debtor shall constitute an Eligible Account; provided that accounts receivable from Sam's Club shall not be excluded from Eligible Accounts unless more than Fifty Percent (50%) of the aggregate amount of accounts receivable due from Sam's Club remain unpaid more than sixty (60) days after the date(s) due stated on the original invoice(s). Further, to the extent that an Eligible Account is subject to any set-off, offset, credit or other reduction right held by the account receivable debtor, then for purposes of determining the Borrowing Base the amount of such Eligible Account shall be reduced by the sum of all such offsets, credits and reductions.

         "Eligible Finished Goods Inventory Value" means, at any date a determination thereof is to be made, an amount equal to the sum of (i) the aggregate book value of the Borrower's finished goods inventory (all as determined and classified in accordance with Agreement Accounting Principles) but excluding all such inventory: (a) held by a third party on consignment or subject to any repurchase option or arrangement or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis; (b) located outside the United States of America, except such inventory with respect to which the Borrower has provided to the Agent evidence satisfactory to the Agent that the Agent holds a perfected, first priority security in such inventory, or (c) which does not comply with any of the following requirements:

                  (1) It is in good and merchantable condition for sale to an end user and is readily marketable by the Borrower in the ordinary course of the Borrower's business;

                  (2) It conforms in all material respects to all applicable specifications, standards and requirements; and

                  (3) It complies with or exceeds all standards, mandates and requirements of Governmental Authority with which it must be in compliance for it to be lawfully sold to an end user in the United States of America;

and (ii) the aggregate amount available to be drawn under all Facility LCs issued by the LC Issuer against which a vendor may draw to obtain payment of the purchase price of finished goods inventory, minus the book value of any such inventory included in the calculation of the Eligible Finished Goods Inventory Value pursuant to clause (i) above as to which the vendors who are the beneficiaries of such Facility LCs have not yet presented or the LC Issuer has not yet honored a draft or demand for payment.

         "Eligible Miscellaneous Inventory Value" means, at any date a determination thereof is to be made, an amount equal to the aggregate book value (as determined and classified in accordance with Agreement Accounting Principles) of the Borrower's raw material inventory, including furniture hardware which is not yet part of work in process or finished goods, but excluding all lumber (cut or uncut), board stock, timber, logs and other wood.

         "Eligible Wood Stock Inventory Value" means, at any date a determination thereof is to be made, an amount equal to the aggregate book value of the Borrower's inventory of timber, logs, rough cut lumber and full-board stock (all as determined and classified in accordance with Agreement Accounting Principles) and that is readily marketable in established wood markets in its existing condition, but excluding all such lumber and board stock which is not in standard market dimensions.

         "Enhancement Issuer" means Bank One, as issuer of the Credit Enhancement Letters of Credit.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Extension Request" is defined in Section 2.20.

         "Facility LC" is defined in Section 2.19.1.

         "Facility LC Application" is defined in Section 2.19.3.

         "Facility LC Collateral Account" is defined in Section 2.19.11.

         "Facility Termination Date" means December 31, 2004 or any later date as may be specified as the Facility Termination Date in accordance with Section 2.20, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fiscal Month" means a 4-week or 5-week period comprising a fiscal month of the Borrower.

         "Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any fiscal period, the ratio of Consolidated EBITDA for such period to Consolidated Fixed Charges for such period.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Guarantor" means DMI Management, Inc., a Kentucky corporation, and its successors and assigns.

         "Guaranty" means that certain Second Amended and Restated Guaranty dated as of the Closing Date, executed by the Guarantor in favor of the Agent for the benefit of the Lenders, as it may be amended or modified and in effect from time to time.

         "Hazardous Substance" means any hazardous or toxic substance regulated by any Environmental Laws, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Toxic Substance Control Act, or by any federal or state governmental agencies having jurisdiction over the control of any such substance including but not limited to the United States Environmental Protection Agency.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other negotiable instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, and (viii) Contingent Obligations.

         "Interest Drawing" is used as defined in each of the Credit Enhancement Letters of Credit, as the context requires.

         "Interest Payment Date" is used as defined in the 1993 Trust Indenture or the 1994 Refunding Trust Indenture, as the context requires.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "LC Commitment" means, for each Lender, the obligation of such Lender to participate in Facility LCs, in an aggregate amount not exceeding the amount set forth opposite its signature below, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

         "LC Fee" is defined in Section 2.19.4.

         "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

         "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs and Credit Enhancement Letters of Credit outstanding at such time, plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.19.5.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement (including any Lender in the capacity of LC Issuer or Enhancement Issuer) and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

         "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the period of twelve consecutive Fiscal Months ending on the last day of the most-recently ended fiscal quarter.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means the Modification Agreement, this Agreement, the Notes, the Facility LC Applications, the Collateral Documents and the Guaranty.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or the Bond Documents, or (iii) the validity or enforceability of any of the Loan Documents or the Bond Documents or the Bond Documents, or the rights or remedies of the Agent, the LC Issuer, the Enhancement Issuer or the Lenders thereunder.

         "Material Indebtedness" means Indebtedness in an outstanding principal amount of $100,000.00 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

         "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

         "Maximum Availability" means, as of any date of determination, the lesser of: (i) (a) during the period beginning July 31 of each year until January 30 of the following year, $20,000,000.00, and (b) during the period beginning on January 31 of each year until July 30 of that year, $19,000,000.00; and (ii) the Borrowing Base, minus the LC Obligations in respect of Facility LCs.

         "Maximum Available Credit" means the sum of (i) the 1993 Maximum Available Credit, plus (ii) the 1994 Refunding Maximum Available Credit.

         "Modification Agreement" is defined in the preamble of this Agreement.

         "Modify" and "Modification" are defined in Section 2.19.1.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgages" means amendments and restatements of the 1992 Huntingburg Mortgage, the 1993 Huntingburg Mortgage-Warehouse, the 1993 Huntingburg Mortgage-Mfg., and the 1997 Project Mortgage, in form and substance acceptable to the Agent and the Lenders, providing for Liens granted to the Agent, for the benefit of the Lenders, to secure all of the Secured Obligations.

         "Mortgage Assignments" means assignments of the 1992 Huntingburg Mortgage, the 1993 Huntingburg Mortgage-Warehouse, the 1993 Huntingburg Mortgage-Mfg., and the 1997 Project Mortgage, in form and substance acceptable to the Agent and the Lenders, whereby the liens and rights of Bank One thereunder are assigned to the Agent for the benefit of the Lenders, the LC Issuer and the Enhancement Issuer, to secure all of the Secured Obligations.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" means any of the Revolving Note, the Term Notes, the Remarketing Reimbursement Notes-1993 Bonds, or the Remarketing Reimbursement Notes-1994 Refunding Bonds.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer, the Enhancement Issuer, or any indemnified party arising under the Loan Documents.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Original Agreement" is defined in the preamble to this Agreement.

         "Other Taxes" is defined in Section 3.5(ii).

         "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Advances of the Revolving Loan outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations in respect of Facility LCs at such time.

         "Participants" is defined in Section 12.2.1.

         "Participation" means, for each Lender, the obligation of such Lender to participate in the Credit Enhancement Letters of Credit, the Remarketing Reimbursement Loans-1993 Bonds, and the Remarketing Reimbursement Loans-1994 Refunding Bonds in proportion to its Pro Rata Share, as it may be modified as a result of any assignment that has become effective pursuant to
Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

         "Payment Date" means the last Business Day of each calendar month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Liens" means Liens described in Section 6.15(i) through
(vii).

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Principal Drawing" is used as defined in each of the Credit Enhancement Letters of Credit, as the context requires.

         "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is the sum of such Lender's Commitment and Term Loan Commitment and the denominator of which is the sum of the Aggregate Commitment and the Aggregate Term Loan Commitment. The Pro Rata Share of each Lender as of the Closing Date, stated as a percentage, is set forth opposite its signature below.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means, at any time, the aggregate of (i) all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs, (ii) all obligations of the Borrower then outstanding under Sections 2.21 and 2.22 to reimburse the Enhancement Issuer for amounts paid by the Enhancement Issuer in respect of Drawings under the Credit Enhancement Letters of Credit, and (iii) the indebtedness evidenced by all Remarketing Reimbursement Notes-1993 Bonds and all Remarketing Reimbursement Notes-1994 Refunding Bonds.

         "Remarketing Drawing" is used as defined in each of the Credit Enhancement Letters of Credit, as the context requires.

         "Remarketing Reimbursement Loan - 1993 Bonds" is defined in Section 2.21.3.

         "Remarketing Reimbursement Note - 1993 Bonds" is defined in Section 2.21.3.

         "Remarketing Reimbursement Loan - 1994 Refunding Bonds" is defined in
Section 2.22.3.

         "Remarketing Reimbursement Note - 1994 Refunding Bonds" is defined in
Section 2.22.3.

         "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" is defined in Section 9.6.

         "Required Lenders" means Lenders in the aggregate holding at least sixty-seven percent (67%) of the Aggregate Commitment, Aggregate Term Loan Commitment, and the aggregate LC Obligations in respect of Credit Enhancement Letters of Credit, or if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least sixty-seven percent (67%) of the Aggregate Outstanding Credit Exposure, Aggregate Term Loan Commitment and the aggregate LC Obligations in respect of Credit Enhancement Letters of Credit.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Revolving Commitment" means, as to each Lender, the obligation of such Lender to make Advances to the Borrower under the Revolving Loan, in an aggregate amount not exceeding the amount set forth opposite its signature below, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

         "Revolving Loan" is defined in Section 2.2.

         "Revolving Loan Maturity Date" means the earlier of (i) the Facility Termination Date, and (ii) that date upon which the Required Lenders accelerate payment of the Revolving Loan in accordance with Section 8.1 of this Agreement.

         "Revolving Notes" is defined in Section 2.13.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders.

         "Security Agreement" means that certain Second Amended and Restated Security Agreement, dated as of the Closing Date, executed by Borrower in favor of the Agent, for the benefit of the Lenders, as it may be amended or modified and in effect from time to time.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Term Loan" is defined in Section 2.2.

         "Term Loan Commitment" means, for each Lender, the obligation of such Lender to make Advances of the Term Loan, in an aggregate amount not exceeding the amount set forth opposite its signature below, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

         "Term Loan Maturity Date" means the earlier of (i) September 30, 2006, and (ii) that date upon which the Required Lenders accelerate payment of the Term Loan in accordance with Section 8.1 of this Agreement.

         "Term Notes" is defined in Section 2.13.

         "Total Credit Exposure" means, as to any Lender at any time, the sum of
(i) its Outstanding Credit Exposure, (ii) the aggregate outstanding principal amount of its Advances of the Term Loan at such time, and (iii) an amount equal to its Pro Rata Share of LC Obligations in respect of Credit Enhancement Letters of Credit at such time.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unused Revolving Loan Commitment" means, on any day, the positive difference, if any, which results from subtracting from the Maximum Availability on such day the outstanding principal balance on such day of Advances of the Revolving Loan.

         "1992 Huntingburg Mortgage" means a Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated December 4, 1992, and recorded on December 7, 1992, as Document No. 168207 in Mortgage Book 281, Page 97, as amended by a First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing effective as of November 12, 1993, and recorded on November 12, 1993, as Document No. 174844, in Mortgage Book 304, Page 390, by a Second Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filling dated June 9, 1994, and recorded on June 13, 1994, as Document No. 178773 in Mortgage book 318, Page 25, by a Third Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 11, 1994, recorded on October 28, 1994, as Document No. 181216, in Mortgage Book 325, Page 158, by a Fourth Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as October 2, 1997, recorded on October 29, 1997, as Instrument No. 202983, in Mortgage Record 400, Page 150, by a Fifth Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of August 27, 1998, recorded on April 19, 1999, as Instrument No. 217033, in Mortgage Record 459, Page 224, and by a Sixth Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 23, 2001, recorded on November 8, 2001, as Document No. 239916, with all recording occurring in the Office of the Recorder of Dubois County, Indiana, as the same has been or hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1993 Bond Documents" means the 1993 Bonds, the 1993 Trust Indenture, the 1993 Loan Agreement and any other documents or agreement executed by the Borrower as an incident to the issuance of the 1993 Bonds (other than the Loan Documents), as the same have been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1993 Bonds" means the $3,420,000 in original principal amount of City of Huntingburg, Indiana, Adjustable Rate Economic Development Revenue Bonds, (DMI Furniture, Inc. Project) Series 1993 issued by the City pursuant to the 1993 Trust Indenture, as the same have been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1993 Direct-Pay Letter of Credit" is defined in Section 2.21.

         "1993 Huntingburg Mortgage-Warehouse" means a Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated November 10, 1993, and recorded on November 12, 1993, as Document No. 17845, in Mortgage book 304, Page 393, as amended by a First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated June 9, 1994, and recorded on June 14, 1994, as Document No. 178806, in Mortgage Book 318, Page 108, by a Second Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 10, 1994, recorded on October 28, 1994, as Document No. 181214 in Mortgage Book 325, Page 152, by a Third Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 2, 1997, recorded on October 28, 1997, as Instrument No. 202981, in Mortgage Record 400, Page 142, by a Fourth Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of August 27, 1998, recorded on April 19, 1999, as Instrument No. 217035, in Mortgage Record 459, Page 232, and by a Fifth Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture

Filing, dated as of October 23, 2001, recorded on October 30, 2001, as Document No. RD239558, with all recording occurring in the Office of the Recorder of Dubois County, Indiana, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1993 Huntingburg Mortgage-Mfg." means a Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated December 15, 1993, and recorded on December 16, 1993, as Document No. 175583 in Mortgage Book 307, Page 154, as amended by a First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated June 9, 1994, and recorded on June 14, 1994, as Document No. 178807, in Mortgage book 318, Page 111, by a Second Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 11, 1994, recorded on October 28, 1994, as Document No. 181215, in Mortgage Book 325, Page 155, by a Third Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 3, 1997, recorded on October 28, 1997, as Instrument No. 202982, in Mortgage Record 400, Page 146, by a Fourth Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of August 27, 1998, recorded on April 19, 1999, as Instrument No. 217034, in Mortgage Record 459, Page 228, and by a Fifth Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 23, 2001, recorded October 30, 2001, as Document No. RD239557, with all recording occurring in the Office of the Recorder of Dubois County, Indiana, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1993 Loan Agreement" means the Loan Agreement dated as of October 1, 1993, between the Borrower and the City as an incident to the issuance of the 1993 Bonds, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1993 Maturity Date" means October 1, 2003.

         "1993 Maximum Available Credit" meant initially the sum of $3,462,750.00, and thereafter shall mean the maximum amount available to be drawn by the 1993 Trustee under the 1993 Direct-Pay Letter of Credit for payment of principal and interest due on the 1993 Bonds, whether such payments become due as scheduled, upon mandatory or optional redemption of the 1993 Bonds, or on account of acceleration of the 1993 Bonds following the occurrence of an "Event of Default" as defined in the 1993 Trust Indenture.

         "1993 Trust Indenture" means the Trust Indenture entered into by the City and the 1993 Trustee dated as of October 1, 1993 pursuant to which the City issued the 1993 Bonds, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1993 Trustee" means PNC Bank, Indiana, Inc., in its capacity as Trustee under the 1993 Trust Indenture, or any successor Trustee under the 1993 Trust Indenture.

         "1994 Maturity Date" means June 1, 2004.

         "1994 Refunding Bond Documents" means the 1994 Refunding Bonds, the 1994 Refunding Trust Indenture, the 1994 Refunding Loan Agreement and any other document or agreement executed by the Borrower as an incident to the issuance of the 1994 Refunding Bonds (other than the Loan Documents), as the same have been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1994 Refunding Bonds" means the $2,940,000 in original principal amount of City of Huntingburg, Indiana, Adjustable Rate Economic Development Revenue Refunding Bonds, (DMI Furniture, Inc. Project) Series 1994, issued by the City pursuant to the 1994 Refunding Trust Indenture, as the same have been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1994 Refunding Direct-Pay Letter of Credit" is defined in Section
2.22.

         "1994 Refunding Loan Agreement" means the Loan Agreement dated as of June 1, 1994, between the Borrower and the City as an incident to the issuance of the 1994 Refunding Bonds, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1994 Refunding Maximum Available Credit" means initially the sum of $2,976,750, and thereafter shall mean the maximum amount available to be drawn by the 1994 Refunding Trustee under the 1994 Refunding Direct-Pay Letter of Credit for principal and interest due on account of the 1994 Refunding Bonds upon (i) mandatory or optional redemption of the 1994 Refunding Bonds, or (ii) on account of acceleration of the 1994 Refunding Bonds following the occurrence of an "Event of Default" as defined in the 1994 Refunding Trust Indenture.

         "1994 Refunding Trust Indenture" means the Trust Indenture entered into between the City and the 1994 Refunding Trustee dated as of June 1, 1994, pursuant to which the City is issuing the 1994 Refunding Bonds, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1994 Refunding Trustee" means PNC Bank, Indiana, Inc., in its capacity as Trustee under the 1994 Refunding Trust Indenture, or any successor Trustee under the 1994 Refunding Trust Indenture.

         "1997 Project Mortgage" means the Mortgage, Security Agreement and Assignment of Leases and Rents dated as of October 23, 2001, recorded on October 30, 2001 as Document No. RD239559, in the Office of the Recorder of Dubois County, Indiana, as the same may be amended, modified, supplemented and/or restated from time to time and at any time.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

         2.1. Commitments, Term Loan Commitments, and Participations. From and including the date of this Agreement, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower, (ii) participate in Facility LCs issued upon the request of the Borrower and (iii) participate in the Credit Enhancement Letters of Credit, provided that, (x) after giving effect to the making of each such Advance of the Revolving Loan and the issuance of each such

Facility LC, such Lender's Outstanding Credit Exposure shall not exceed its Commitment, and (y) after giving effect to the making of each Advance of the Term Loan, the aggregate principal amount of its Advances of the Term Loan outstanding shall not exceed its Term Loan Commitment. The Lender will make Loans on the terms and conditions set forth in Sections 2.2. The LC Issuer will issue Facility LCs and the Lenders will participate in Facility LCs on the terms and conditions set forth in Section 2.19. The Enhancement Issuer will maintain the Credit Enhancement Letters of Credit previously issued by the Enhancement Issuer for the account of the Borrower and the Lenders will participate in the Credit Enhancement Letters of Credit on the terms and conditions set forth in Sections 2.21, 2.22 and 2.23.

         2.2.     Revolving Loan Facility and Term Loan Facility.

         (i) The Revolving Loan. The Lenders agree to make Advances to the Borrower on a revolving basis (collectively, the "Revolving Loan") from time to time from and after the Closing Date until the Revolving Loan Maturity Date, in an amount not exceeding in the aggregate at any time outstanding the Maximum Availability, provided that all of the conditions of lending stated in Sections
4.1 and 4.2 applicable to the Revolving Loan have been fulfilled at the time of each such Advance. Proceeds of the Revolving Loan from and after the Closing Date may be used by the Borrower only to fund working capital requirements. So long as no Default or Unmatured Default shall have occurred and be continuing and until the Revolving Loan Maturity Date, the Borrower may borrow, repay (subject to the requirements of Section 2.7(iii) of this Agreement) under the Revolving Loan on any Business Day, provided that the Borrower shall not be entitled to receive and the Lenders shall not be obligated to make any Advance under the Revolving Loan: (i) if the making of such Advance would cause or result in a Default or an Unmatured Default; or (ii) if after making such Advance the principal balance of the Revolving Loan would exceed the Maximum Availability.

         The Revolving Loan under this Agreement is a continuation, on amended terms, of the "Revolving Loan" extended to the Borrower by Bank One under the Original Agreement and the Borrower affirms, acknowledges and agrees that (a) the principal balance thereof as of the Closing Date is $16,207,762.00, and that, accordingly, the initial unpaid principal balance of the Revolving Loan on the Closing Date is also such amount, (b) all outstanding advances thereof shall constitute Advances of the Revolving Loan under this Agreement, and (c) all interest which is accrued and unpaid thereon shall be due and payable on the Closing Date.

         (ii) The Term Loan. Each Lender agrees, subject to the terms and conditions of this Agreement, to make a term loan to the Borrower to be advanced and re-advanced as hereinafter provided, in principal amounts not exceeding in the aggregate at any time for all Lenders the sum of Four Million Twenty Thousand Dollars ($4,020,000.00) for the term period beginning on the Closing Date and ending on the Term Loan Maturity Date (collectively, the "Term Loan"). On the Closing Date, initial Advances of the Term Loan will be made for the purpose of paying off the unpaid balance of the "Term Loan" extended to the Borrower by Bank One under the Original Agreement, and the Borrower affirms, acknowledges and agrees that the unpaid principal balance of such term loan, as of the Closing Date, is $1,239,833.40, which shall be the aggregate amount of the initial Advances of the Term Loan.

         In addition to the initial Advances of the Term Loan on the Closing Date, each Lender agrees, subject to the terms and conditions of this Agreement, to make not more than two (2) Advances to the Borrower under the Term Loan, in a principal amount not to exceed in the aggregate for all Lenders the sum of $4,250,000.00 to be used in their entirety by the Borrower as follows: (A) to pay an amount not to exceed $2,230,000.00 to fund the portion of the Borrower's deposit to the Designated Account required under Section 2.21.1 which is equal to the outstanding principal amount of the 1993 Bonds due on the 1993 Maturity Date; and (B) to pay an amount not to exceed $2,020,000.00 to fund the portion of the Borrower's deposit to the Designated Account required under Section 2.22.1 which is equal to the outstanding principal amount of the 1994 Refunding Bonds due on the 1994 Maturity Date. So long as no Default or Unmatured Default shall have occurred and be continuing, the Borrower may request such additional Advances of the Term Loan not earlier than three (3) Business Days prior to the date the deposit to the relevant Designated Account related to the 1993 Maturity Date or the 1994 Maturity Date, as applicable, is required to be made, provided that the Borrower shall not be entitled to receive and the Lenders shall not be obligated to make any such additional Advance of the Term Loan: (1) if the making of such Advance would cause or result in a Default or an Unmatured Default; or (2) if after making such Advance the principal balance of the Term Loan would exceed $4,020,000.00.

         2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made by the several Lenders ratably according to their Pro Rata Shares.

         2.4. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.5. Commitment Fee; Reductions in Aggregate Commitment. The Borrower agrees to pay to the Agent, for the account of each Lender according to its Pro Rata Share, a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Unused Revolving Loan Commitment from the date hereof to and including the Facility Termination Date, payable quarterly and on the Facility Termination Date. The commitment fees for each fiscal quarter shall be due and payable within ten (10) days following the Agent's submission, following the close of such quarter, of a statement of the amount due. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $1,000,000.00, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the Commitments of all Lenders.

         2.6. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $1,000,000.00, and each Floating Rate Advance shall be in the minimum amount of $50,000.00, provided, however, that any Floating Rate Advance may be in the amount of the Unused Revolving Loan Commitment.

         2.7.     Principal Payments.

         (i) The principal of the Revolving Loan shall be due and payable in full on the Revolving Loan Termination Date.

         (ii) If at any time a determination thereof is to be made, the principal balance of the Revolving Loan outstanding at such time exceeds the Maximum Availability, the Borrower shall immediately repay the Revolving Notes in an aggregate principal amount equal to such excess. If at any time a determination thereof is to be made, the principal balance of the Term Loan outstanding at such time exceeds $4,020,000, the Borrower shall immediately repay the Term Notes in an aggregate principal amount equal to such excess.

         (iii) The principal of the Term Loan shall be payable in equal monthly installments, each in the amount of $77,500, due and payable on the last Business Day of November, 2002, and on the last Business Day of each successive calendar month thereafter until (unless the Term Loan shall have been earlier paid in full) the Term Loan Maturity Date, at which time the entire principal balance of the Term Loan and all unpaid, accrued interest thereon, shall be due and payable in full without demand. Subject to Section 2.7(iv) and Section 3.4, the principal of the Term Loan may be prepaid at any time in whole or in part, provided that all partial prepayments shall be applied to the latest maturing installments of principal payable under the Term Loan in inverse order of maturity.

         (iv) The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $100,000.00 or any integral multiple of $25,000.00 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000.00 or any integral multiple of $100,000.00 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

         2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 12:00 noon (Indianapolis time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

         (i) the Borrowing Date, which shall be a Business Day, of such Advance,

         (ii)     the aggregate amount of such Advance,

         (iii)    the Type of Advance selected, and

         (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 2:00 p.m. (Indianapolis time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Indianapolis to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation,

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

         (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.10. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections
2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period selected with respect to an Advance of the Revolving Loan may end after the Facility Termination Date, and no Interest Period selected with respect to an Advance of the Term Loan may end after September 30, 2006.

         2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

         2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer or the Enhancement Issuer, as applicable, has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, (i) to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.19.6 and (ii) to the Enhancement Issuer, in the case of payments required to be made by the Borrower to the Enhancement Issuer pursuant to Section 2.21 and Section 2.22.

         2.13. Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii)     The Agent shall also maintain accounts in which it will record
(a) the amount of each Advance made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder,
(c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         (iv) The obligation of the Borrower to repay the Revolving Loan shall be evidenced by promissory notes executed by Borrower to each of the Lenders in substantially the form and substance of Exhibit E attached hereto (as the same may be amended, modified, supplemented, and/or restated from time to time and at any time, the "Revolving Notes").

         (v) The obligation of the Borrower to repay the Term Loan shall be evidenced by promissory notes executed by the Borrower to each of the Lenders in the form of Exhibit F attached hereto (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, the "Term Notes").

         2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, commitment fees, LC Fees and commissions payable to the Enhancement Issuer under Section 2.21 and 2.22 shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance or under any of the Notes shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations, the LC Issuer may book the Facility LCs, and the Enhancement Issuer may book the Credit Enhancement Letters of Credit at any Lending Installation selected by such Lender or the LC Issuer or Enhancement Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, Credit Enhancement Letters of Credit, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender, the LC Issuer, or Enhancement Issuer as the case may be, for the benefit of any such Lending Installation. Each Lender, the LC Issuer, and the Enhancement Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it or by which its participation in LC Obligations will be held, and for whose account Loan payments or payments with respect to Reimbursement Obligations are to be made.

         2.18. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or funding of its participation in Facility LCs or its Participation or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a

Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19.    Facility LCs.

                  2.19.1. Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed the lesser of (a) $3,000,000.00 and (b) the Borrowing Base, minus the aggregate principal amount of all outstanding Advances of the Revolving Loan; and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance or Modification.

                  2.19.2. Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

                  2.19.3. Notice. Subject to Section 2.19.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Indianapolis time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                  2.19.4. LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, (i) with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable LC Fee on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date, and (ii) with respect to each commercial Facility LC, a one-time letter of credit fee in an amount equal to 1.0% per annum of the initial stated amount (or, with respect to a Modification of any such commercial Facility LC which increases the stated amount thereof, such increase in the stated amount) for the period from the date of issuance until its expiration date (or in the case of an extension of the expiration date, from the existing expiration date to the new expiration date), such fee to be payable on the date of such issuance, increase or extension (each such fee described in this sentence an "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount equal to .125% of the stated amount of such Facility LC, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

                  2.19.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Indianapolis time) on such date, from the next succeeding Business
         Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

                  2.19.6. Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligations in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section
         2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

                  2.19.7. Obligations Absolute. The Borrower's obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

                  2.19.8. Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                  2.19.9. Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "beneficiary" included therein includes any successor by operation of law of the named beneficiary, but which Facility LC does not require that any drawing by any such successor beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

                  2.19.10. Lenders' Indemnification Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

                  2.19.11. Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.19.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

                  2.19.12. Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

         2.20. Extension of Facility Termination Date. The Borrower may request a one-year extension of the Facility Termination Date by submitting a request for an extension to the Agent (an "Extension Request") no more than 90 and no less than 30 days prior to the second anniversary of the closing of this Agreement. Promptly upon receipt of an Extension Request, the Agent shall notify each Lender thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than 15 days prior to such second anniversary of the closing of this Agreement. If the consent of each of the Lenders is received by the Agent, the Facility Termination Date shall be extended by one year and the Agent shall promptly notify the Borrower and each Lender of the new Facility Termination Date.

         2.21. The 1993 Direct-Pay Letter of Credit. The Enhancement Issuer previously has issued its Letter of Credit No. ST04689 (as the same has been or hereafter may be amended, modified, extended, supplemented and/or restated from time to time and at any time, the "1993 Direct-Pay Letter of Credit") in the original principal amount of $3,462,750.00 in favor of the 1993 Trustee. On the Closing Date, the Enhancement Issuer shall issue an amendment to the 1993 Direct-Pay Letter of Credit extending the expiration date thereof to December 31, 2003. The 1993 Direct-Pay Letter of Credit secures payment of the 1993 Bonds and is subject to the terms stated therein. The 1993 Direct-Pay Letter of Credit is subject to the following terms and conditions and all other terms and conditions of this Agreement concerning the Borrower's obligations with respect to the 1993 Direct-Pay Letter of Credit:

                  2.21.1 Reimbursement. So long as the 1993 Direct-Pay Letter of Credit is outstanding, the Borrower will maintain a demand deposit account with the Agent (the "Designated Account") which the Borrower shall designate as the account through which the transactions described in this Section 2.21 will regularly be accomplished. On the Credit Enhancement Business Day of each calendar month which is two (2) Credit Enhancement Business Days prior to an Interest Payment Date for the 1993 Bonds, the Borrower will deposit into the Designated Account such amount as may be necessary to cause the balance of the Designated Account to be not less than the sum of (i) the anticipated amount of interest that will be due on account of the 1993 Bonds at the next Interest Payment Date for the 1993 Bonds, plus (ii) the amount of the transaction fee provided for in Section 2.21.2 which will be due upon the Enhancement Issuer's payment of the related Drawing or Drawings under the 1993 Direct-Pay Letter of Credit, plus (iii) any balance required under other provisions of this Agreement. On the Credit Enhancement Business Day which is two (2) Credit Enhancement Business Days prior to the 1993 Maturity Date, the Borrower will deposit into the Designated Account such amount as may be necessary to cause the balance of the Designated Account to be not less than the sum of : (i) any amount required by this Section 2.21.2 to be deposited in connection with the payment of interest on the 1993 Bonds, plus (ii) the amount of outstanding principal of the 1993 Bonds that will be due on the 1993 Maturity Date, plus (iii) the amount of the transaction fee provided for in Section 2.21.2 which will be due upon the Enhancement Issuer's payment of the related Drawing or Drawings under the 1993 Direct-Pay Letter of Credit, plus (iv) any balance required under other provisions of this Agreement. Only after honoring a Drawing, the Enhancement Issuer shall be entitled, without further authorization from the Borrower, (1) to direct the Agent to charge, whereupon the Agent shall charge the amount of such Drawing and the related transaction fee to the Designated Account and shall remit such amount to the Enhancement Issuer, and (2) to the extent that the balance of the Designated Account is insufficient to cover such Drawing and the related transaction fee, to charge the amount of such Drawing and the related transaction fee to any other deposit account maintained by the Borrower with the Enhancement Issuer. Should the Borrower's deposit balances with the Enhancement Issuer be insufficient to reimburse the Enhancement Issuer for any Drawing under the 1993 Direct-Pay Letter of Credit, together with the related transaction fee, then the Borrower shall pay to the Enhancement Issuer immediately and unconditionally upon demand, an amount equal to the unreimbursed portion of such Drawing and the related transaction fee, together with interest on such amount at the Floating Rate, plus Two Percent (2%) per annum from the date of payment of such Drawing until the amount thereof is reimbursed to the Enhancement Issuer. In the case of any Remarketing Drawing, the Borrower shall unconditionally pay to the Enhancement Issuer on the ninetieth (90th) day following payment by the Enhancement Issuer of such Drawing, or if such ninetieth day is not a Business Day, then on the next following Business Day, any balance of the amount of such Drawing which shall not then have been reimbursed to the Enhancement Issuer by the payment of remarketing proceeds to the Enhancement Issuer or otherwise, together with interest on such portions of such Remarketing Drawing as shall not, from time to time, have been reimbursed to the Enhancement Issuer, accrued at the Floating Rate, plus One Percent (1%) per annum, and with interest thereafter accrued at the Floating Rate, plus Three Percent (3%) per annum. Upon being reimbursed in full with interest as provided in this Agreement for any Remarketing Drawing, the Enhancement Issuer shall deliver any Pledged Bonds that were purchased by the 1993 Trustee with the proceeds of such Remarketing Drawing, and which shall not have previously been delivered by the Enhancement Issuer upon sale by the Remarketing Agent, to the 1993 Trustee for cancellation pursuant to the terms of the 1993 Trust Indenture. As used in this paragraph (and in Section 2.23, as the context requires), the term "remarketing proceeds" means proceeds from the resale of Pledged Bonds by the Remarketing Agent, which Pledged Bonds shall have been tendered or deemed tendered to the 1993 Trustee for repurchase pursuant to the terms of the 1993 Trust Indenture.

                  2.21.2 Commission and Transaction Fees. On each Commission Due Date, the Borrower shall pay to the Enhancement Issuer a commission for maintaining the 1993 Direct-Pay Letter of Credit, computed on the adjusted 1993 Maximum Available Credit at a rate per annum equal to the Applicable LC Fee in effect for each Commission Due Date, for the period beginning on the Commission Due Date and ending on the next following Commission Due Date. As used in the preceding sentence, the term "adjusted 1993 Maximum Available Credit" means the 1993 Maximum Available Credit as it is scheduled to increase and decrease during the period beginning on a Commission Due Date and ending on the following Commission Due Date by reason of anticipated draws for scheduled payments of principal and interest on the 1993 Bonds, and assuming the reinstatement of the availability of all Interest Drawings to the extent provided for in the 1993 Direct-Pay Letter of Credit, provided that for purposes of computing each annual commission, the amount of an Interest Drawing which is subject to automatic reinstatement will be considered to be reinstated as of the date of such Drawing. There shall be no reduction in the amount of commission due and payable on any Commission Due Date, nor shall any refund of commission be due the Borrower on account of full or partial prepayment of the 1993 Bonds or because of the cancellation of the Pledged Bonds purchased with the proceeds of a Remarketing Drawing during the year following the Commission Due Date as of which the amount of such commission is established or on account of the election of the Bank not to restore the availability of any Interest Drawing. The amount of commission due and payable as of any Commission Due Date shall not be reduced, nor shall any refund of the commission be due because of cancellation or termination of the 1993 Direct-Pay Letter of Credit for whatever reason, except that, so long as the Borrower's fiscal year ends on or about August 31, upon delivery to the Agent by the Borrower of the Borrower's annual audited Financial Statements for the Borrower's fiscal year ended prior to any Commission Due Date in any calendar year, the commission due on that Commission Due Date shall be recalculated on the basis of the Leverage Ratio as indicated by such audited Financial Statements. If the amount of the commission as so recalculated is greater or less than the amount of commission paid on such Commission Due Date, then the Enhancement Issuer will refund to the Borrower the excess of the amount of the commission paid on such Commission Due Date over the commission determined in accordance with such recalculation (and each Lender shall pay to the Agent, for the account of the Enhancement Issuer, its Pro Rata Share of the Enhancement Issuer's refund to the Borrower), or the Borrower will pay to the Enhancement Issuer the excess of the commission determined in accordance with such recalculation over the commission paid on such Commission Due Date, such refund or such payment of additional commission to be due within ten (10) days following delivery of such annual audited Financial Statements. A transaction fee shall be payable by the Borrower to the Enhancement Issuer (solely for its own account) for each Drawing under the 1993 Direct-Pay Letter of Credit in the amount of One-Eighth of One Percent (1/8%) of the amount of the Drawing or Sixty-Five Dollars ($65.00), whichever is greater. Transaction fees on account of Drawings shall be due on the day when the Drawing is paid by the Bank. On the Business Day preceding each Commission Due Date, the Borrower shall deposit into the Designated Account such amount as may be necessary to cause the balance of the Designated Account to be not less than the amount of commission due on such Commission Due Date, plus any other amounts required to be on deposit in the Designated Account on such date pursuant to other provisions of this Agreement. The Enhancement Issuer shall be entitled, without further authorization from the Borrower, to direct the Agent to charge the amount of the commission due on each Commission Due Date to the Designated Account, and if the balance of the Designated Account is insufficient to satisfy the entire amount then due to the Enhancement Issuer on account of the commission, the Enhancement Issuer may, without further authorization of the Borrower, charge such deficiency to any other deposit account of the Borrower maintained with the Enhancement Issuer. All commissions and fees payable under the terms of this Section 2.21(ii) shall be payable with interest at the Floating Rate, plus Two Percent (2%) per annum from the date due until paid. If the 1993 Direct-Pay Letter of Credit is transferred to a new beneficiary pursuant to the terms thereof, then the Borrower covenants and agrees to pay to the Enhancement Issuer (solely for its own account) promptly upon its demand a transfer fee in the amount then customarily assessed by the Enhancement Issuer for transfers of letters of credit of the same type and amount as the 1993 Direct-Pay Letter of Credit.

                  2.21.3 Remarketing Reimbursement Loan-1993 Bonds. At the option of the Borrower exercised by a written notice to the Enhancement Issuer given not less than ten (10) days prior to the expiration of a period of ninety (90) days following a Remarketing Drawing on the 1993 Direct-Pay Letter of Credit (which expiration date is hereafter referred to in this subsection as the "reimbursement due date"), the Enhancement Issuer shall make a loan (a "Remarketing Reimbursement Loan-1993 Bonds") to the Borrower on the reimbursement due date, provided that the 1993 Direct-Pay Letter of Credit as it may have been extended from time to time shall not then have expired or been terminated, and provided further that no Default or Unmatured Default shall have occurred and is then continuing. Each Remarketing Reimbursement Loan-1993 Bonds shall be in an amount not in excess of the amount due to the Enhancement Issuer from the Borrower on the related reimbursement due date on account of the portion of the

         Remarketing Drawing representing the Principal Amount. The term "Principal Amount" is used in the preceding sentence as that term is defined in the 1993 Direct-Pay Letter of Credit. Proceeds of the Remarketing Reimbursement Loan-1993 Bonds shall be used solely to reimburse the Enhancement Issuer for all or a portion of the Principal Amount of the related Remarketing Drawing for the 1993 Bonds which have not been sold by the Remarketing Agent subsequent to the Remarketing Drawing. Each Remarketing Reimbursement Loan-1993 Bonds shall be represented by the promissory note of the Borrower (a "Remarketing Reimbursement Note-1993 Bonds"), delivered to the Enhancement Issuer contemporaneously with the making of the Remarketing Reimbursement Loan-1993 Bonds, with each such note substantially in the form of the Term Note, with the following exceptions:

         (a) No Remarketing Reimbursement Loan-1993 Bonds will be made after the earlier of the expiration or termination of the 1993 Direct-Pay Letter of Credit;

         (b) The final maturity of such Remarketing Reimbursement Note-1993 Bonds shall be a date which is the earlier of (1) 288 days after the date the Remarketing Reimbursement Loan-1993 Bonds evidenced by such Note was made, or (2) the date that the 1993 Direct-Pay Letter of Credit (as it may have been extended from time to time in the Required Lenders' sole discretion) expires or is terminated;

         (c) Each Remarketing Reimbursement Note-1993 Bonds shall bear interest prior to maturity at a per annum rate equal to the Floating Rate plus One Percent (1%) and after maturity at a per annum rate equal to the Floating Rate plus Three Percent (3%) per annum;

         (d) All accrued interest on the outstanding principal balance of the Remarketing Reimbursement Loan-1993 Bonds is due and payable prior to maturity on each Payment Date, and after maturity, all interest is due and payable as accrued and without demand; and

         (e) The principal of each Remarketing Reimbursement Note-1993 Bonds shall be payable prior to maturity on the same dates as the scheduled principal payments under the 1993 Bonds purchased with the related Remarketing Drawing would have become due and payable, and the principal amount payable on each such date shall be equal to the principal payments scheduled to have been paid on the same date on the 1993 Bonds redeemed with the related Remarketing Drawing.

         2.22 The 1994 Refunding Direct-Pay Letter of Credit. The Enhancement Issuer previously has issued its Letter of Credit No. ST04846 (as the same has been or hereafter may be amended, modified, extended, supplemented and/or restated from time to time and at any time, the "1994 Refunding Direct-Pay Letter of Credit") in the original principal amount of $2,976,750 in favor of the 1994 Refunding Trustee for the account of the Borrower. On the Closing Date, the Enhancement Issuer shall issue an amendment to the 1994 Refunding Direct-Pay Letter of Credit extending the expiration date thereof to September 1, 2004. The 1994 Refunding Direct-Pay Letter of Credit secures payment of the 1994 Refunding Bonds and is subject to the terms stated therein. The 1994 Refunding Direct-Pay Letter of Credit is subject to the following terms and conditions, and all other terms and conditions of this Agreement concerning the Borrower's obligations with respect to the 1994 Refunding Direct-Pay Letter of Credit:

                  2.22.1 Reimbursement. So long as the 1994 Refunding Direct-Pay Letter of Credit is outstanding, the Borrower will maintain the Designated Account through which the transactions described in this
         Section 2.22 will regularly be accomplished. On the Credit Enhancement Business Day of each calendar month which is two (2) Credit Enhancement Business Days prior to an Interest Payment Date for the 1994 Refunding Bonds, the Borrower will deposit into the Designated Account such amount as may be necessary to cause the balance of the Designated Account to be not less than the sum of (i) the anticipated amount of interest that will be due on account of the 1994 Refunding Bonds at the next Interest Payment Date for the 1994 Refunding Bonds, plus (ii) the amount of the transaction fee provided for in Section 2.22.2 which will be due upon the Enhancement Issuer's payment of the related Drawing or Drawings under the 1994 Refunding Direct-Pay Letter of Credit, plus
         (iv) any balance required under other provisions of this Agreement. On the Credit Enhancement Business Day which is two (2) Credit Enhancement Business Days prior to the 1994 Maturity Date, the Borrower will deposit into the Designated Account such amount as may be necessary to cause the balance of the Designated Account to be not less than the sum of: (a) any amount required by this Section 2.22.1 to be deposited in connection with the payment of interest on the 1994 Refunding Bonds, plus (b) the amount of outstanding principal of the 1994 Refunding Bonds that will be due on the 1994 Maturity Date, plus (c) the amount of the transaction fee provided for in Section 2.22.2 which will be due upon the Enhancement Issuer's payment of the related Drawing or Drawings under the 1994 Refunding Direct-Pay Letter of Credit, plus (d) any balance required under other provisions of this Agreement. Only after honoring a Drawing, the Enhancement Issuer shall be entitled, without further authorization from the Borrower, (1) to direct the Agent to charge, whereupon the Agent shall charge the amount of such Drawing and the related transaction fee to the Designated Account and shall remit such amount to the Enhancement Issuer, and (2) to the extent that the balance of the Designated Account is insufficient to cover such Drawing and the related transaction fee, to charge the amount of such Drawing and the related transaction fee to any other deposit account maintained by the Borrower with the Enhancement Issuer. Should the Borrower's deposit balances with the Enhancement Issuer be insufficient to reimburse the Enhancement Issuer for any Drawing under the 1994 Refunding Direct-Pay Letter of Credit, together with the related transaction fee, then the Borrower shall pay to the Enhancement Issuer immediately and unconditionally upon demand, an amount equal to the unreimbursed portion of such Drawing and the related transaction fee, together with interest on such amount at the Floating Rate, plus Two Percent (2%) per annum from the date of payment of such Drawing until the amount thereof is reimbursed to the Enhancement Issuer. In the case of any Remarketing Drawing, the Borrower shall unconditionally pay to the Enhancement Issuer on the ninetieth (90th) day following payment by the Enhancement Issuer of such Drawing, or if such ninetieth day is not a Business Day, then on the next following Business Day, any balance of the amount of such Drawing which shall not then have been reimbursed to the Enhancement Issuer by the payment of remarketing proceeds to the Enhancement Issuer or otherwise, together with interest on such portions of such Remarketing Drawing as shall not, From time to time, have been reimbursed to the Enhancement Issuer, accrued at the Floating Rate, plus One Percent (1%) per annum, and with interest thereafter accrued at the Floating Rate, plus Three Percent (3%) per annum. Upon being reimbursed in full with interest as provided in this Agreement for any Remarketing Drawing, the Enhancement Issuer shall deliver appropriate instructions, with respect to any Pledged Bonds that were purchased by the 1994 Refunding Trustee with the proceeds of such Remarketing Drawing, and which shall not have previously been delivered by the Enhancement Issuer upon sale by the Remarketing Agent, to the 1994 Refunding Trustee for cancellation pursuant to the terms of the 1994 Refunding Trust Indenture. As used in this paragraph, the term "remarketing proceeds" means proceeds from the resale of Pledged Bonds by the Remarketing Agent, which Pledged Bonds shall have been tendered or deemed tendered to the 1994 Refunding Trustee for repurchase pursuant to the terms of the 1994 Refunding Trust Indenture.

                  2.22.2 Commission and Transaction Fees. On each Commission Due Date, the Borrower shall pay to the Enhancement Issuer a commission for maintaining the 1994 Direct-Pay Letter of Credit, computed on the adjusted 1994 Refunding Maximum Available Credit at a rate per annum equal to the Applicable LC Fee in effect for each Commission Due Date, for the period beginning on the Commission Due Date and ending on the next following Commission Due Date. As used in the preceding sentence, the term "adjusted 1994 Refunding Maximum Available Credit" means the 1994 Refunding Maximum Available Credit as it is scheduled to increase and decrease during the period beginning on a Commission Due Date and ending on the following Commission Due Date by reason of anticipated draws for scheduled payments of principal and interest on the 1994 Refunding Bonds, and assuming the reinstatement of the availability of all Interest Drawings to the extent provided for in the 1994 Refunding Direct-Pay Letter of Credit, provided that for purposes of computing each annual commission, the amount of an Interest Drawing which is subject to automatic reinstatement will be considered to be reinstated as of the date of such drawing. There shall be no reduction in the amount of commission due and payable on any Commission Due Date, nor shall any refund of commission be due the Borrower on account of full or partial prepayment of the 1994 Refunding Bonds or because of the cancellation of the Pledged Bonds purchased with the proceeds of a Remarketing Drawing during the year following the Commission Due Date as of which the amount of such commission is established or on account of the election of the Enhancement Issuer not to restore the availability of any Interest Drawing. The amount of the commission due and payable as of any Commission Due Date shall not be reduced, nor shall any refund of the commission be due because of cancellation or termination of the 1994 Refunding Direct-Pay Letter of Credit for whatever reason nor shall the amount of the commission due and payable as of any Commission Due Date be reduced or refunded for any other reason, except that, so long as the Borrower's fiscal year ends on or about August 31, upon delivery to the Agent by the Borrower of the Borrower's annual audited Financial Statements for the Borrower's fiscal year ended prior to any Commission Due Date in any calendar year, the commission due on that Commission Due Date shall be recalculated on the basis of the ratio of the Leverage Ratio as indicated by such audited Financial Statements. If the amount of commission as so recalculated is greater or less than the amount of commission paid on such Commission Due Date, then the Enhancement Issuer will refund to the Borrower the excess of the amount of the commission paid on such Commission Due Date over the commission determined in accordance with such recalculation (and each Lender shall pay to the Agent, for the account of the Enhancement Issuer, its Pro Rata Share of the Enhancement Issuer's refund to the Borrower), or the Borrower will pay to the Enhancement Issuer the excess of the commission determined in accordance with such recalculation over the commission paid on such Commission Due Date, such refund or such payment of additional commission to be due within ten (10) days following delivery of such annual audited financial statements. A transaction fee shall be payable by the Borrower to the Enhancement Issuer (solely for its own account) for each Drawing under the 1994 Refunding Direct-Pay Letter of Credit in the amount of One-Eighth of One Percent (1/8%) of the amount of the Drawing or Sixty-Five Dollars ($65.00), whichever is greater. Transaction fees on account of Drawings shall be due on the day when the Drawing is paid by the Enhancement Issuer. On the Business Day preceding each Commission Due Date, the Borrower shall deposit into the Designated Account, such amount as may be necessary to cause the balance of the Designated Account to be not less than the amount of commission due on such Commission Due Date, plus any other amounts required to be on deposit in the Designated Account on such date pursuant to other provisions of this Agreement. The Enhancement Issuer shall be entitled, without further authorization from the Borrower, to direct the Agent to charge the amount of the commission due on each Commission Due Date to the Designated Account, and if the balance of the Designated Account is insufficient to satisfy the entire amount then due to the Enhancement Issuer on account of the commission, the Enhancement Issuer may, without further authorization of the Borrower, charge such deficiency to any other deposit account of the Borrower maintained with the Enhancement Issuer. All commissions and fees payable under the terms of this Section 2.22.2 shall be payable with interest at the Floating Rate, plus Two Percent (2%) per annum from the date due until paid. If the 1994 Refunding Direct-Pay Letter of Credit is transferred to a new beneficiary pursuant to the terms thereof, then the Borrower covenants and agrees to pay to the Enhancement Issuer (solely for its own account) promptly upon its demand a transfer fee in the amount then customarily assessed by the Enhancement Issuer for transfers of letters of credit of the same type and amount as the 1994 Refunding Direct-Pay Letter of Credit.

                  2.22.3 Remarketing Reimbursement Loan-1994 Refunding Bonds. At the option of the Borrower exercised by a written notice to the Enhancement Issuer given not less than ten (10) days prior to the expiration of a period of ninety (90) days following a Remarketing Drawing on the 1994 Direct-Pay Letter of Credit (which expiration date is hereafter referred to in this subsection as the "reimbursement due date"), the Enhancement Issuer will make a loan (a "Remarketing Reimbursement Loan-1994 Refunding Bonds") to the Borrower on the reimbursement due date, provided that the 1994 Refunding Direct-Pay Letter of Credit as it may have been extended from time to time shall not then have expired or been terminated, and provided further that no Default or Unmatured Default shall have occurred and is then continuing. Each Remarketing Reimbursement Loan-1994 Refunding Bonds shall be in an amount not in excess of the amount due to the Enhancement Issuer from the Borrower on the related reimbursement due date on account of the portion of the Remarketing Drawing representing the Principal Amount. The term "Principal Amount" is used in the preceding sentence as that term is defined in the 1994 Refunding Direct-Pay Letter of Credit. Proceeds of the Remarketing Reimbursement Loan-1994 Refunding Bonds shall be used solely to reimburse the Enhancement Issuer for all or a portion of the Principal Amount of the related Remarketing Drawing for the 1994 Refunding Bonds which have not been sold by the Remarketing Agent subsequent to the Remarketing Drawing. Each Remarketing Reimbursement Loan-1994 Refunding Bonds shall be represented by the promissory note of the Borrower (a "Remarketing Reimbursement Note-1994 Refunding Bonds"), delivered to the Enhancement Issuer contemporaneously with the making of the Remarketing Reimbursement Loan-1994 Refunding Bonds, with each such promissory note substantially in the form of the Term Note, with the following exceptions:

         (a) No Remarketing Reimbursement Loan-1994 Refunding Bonds will be made after the earlier of the expiration or termination of the 1994 Refunding Direct-Pay Letter of Credit;

         (b) The final maturity of such Remarketing Reimbursement Note-1994 Refunding Bonds shall be a date which is the earlier of (1) 288 days after the date the Remarketing Reimbursement Loan-1994 Refunding Bonds evidenced by such Remarketing

                  Reimbursement Note-1994 Refunding Bonds was made, or (2) the date that the 1994 Refunding Direct-Pay Letter of Credit (as it may have been extended from time to time in the Required Lenders' sole discretion) expires or is terminated;

         (c) Each Remarketing Reimbursement Note-1994 Refunding Bonds shall bear interest prior to maturity at a per annum rate equal to the Floating Rate plus One Percent (1%) and after maturity at a per annum rate equal to the Floating Rate plus Three Percent (3%) per annum;

         (d) All accrued interest on the outstanding principal balance of the Remarketing Reimbursement Loan-1994 Refunding Bonds is due and payable prior to maturity on each Payment Date, and after maturity, all interest is due and payable as accrued and without demand; and

         (e) The principal of each Remarketing Reimbursement Note-1994 Refunding Bonds shall be payable prior to maturity on the same dates as the scheduled principal payments under the 1994 Refunding Bonds purchased with the related Remarketing Drawing would have become due and payable, and the principal amount payable on each such date shall be equal to the principal payments scheduled to have been paid on the same date on the 1994 Refunding Bonds redeemed with the related Remarketing Drawing.

         2.23 Provisions Applicable to All Credit Enhancement Letters of Credit. The following provisions are applicable to all Credit Enhancement Letters of Credit:

                  2.23.1 Participations. Pursuant to the Modification Agreement, without further action by any party hereto, the Enhancement Issuer has and shall be deemed to have unconditionally and irrevocably sold to each Lender, and each Lender has and shall be deemed to have unconditionally and irrevocably purchased from the Enhancement Issuer a participation in the 1993 Direct-Pay Letter of Credit, each Remarketing Reimbursement Loan - 1993 Bonds, the 1994 Refunding Direct-Pay Letter of Credit, each Remarketing Reimbursement Loan - 1994 Refunding Bonds, and the related LC Obligations, in proportion to its Pro Rata Share.

                  2.23.2 Place and Application of Payments -- Calculation of Interest and Fees. All payments required to be made under Sections 2.21 and 2.22 shall be made to the Enhancement Issuer at its principal office in Indianapolis, Indiana, in funds available for the Enhancement Issuer's immediate use at that city and no such payment will be considered to have been made until received in such funds. The Enhancement Issuer shall remit to the Agent, for the accounts of the Lenders ratably in accordance with their Pro Rata Shares, all commissions payable in respect of the Credit Enhancement Letters of Credit, all reimbursement of Interest Drawings and Principal Drawings with respect to which the Lenders have funded their participations and payments of interest thereon, all reimbursements of Remarketing Drawings from the payment of remarketing proceeds or otherwise, and all payments of the principal of and interest on each Remarketing Reimbursement Note - 1993 Bonds and each Remarketing Reimbursement Note
         - 1994 Refunding Bonds.

                  2.23.3 Administration; Funding of Participations by Lenders. The Enhancement Issuer shall notify the Agent, and the Agent shall promptly notify the Borrower and each other Lender as to the amount of
         (a) any Interest Drawing or Principal Drawing that has been honored by the

         Enhancement Issuer and for which the Enhancement Issuer has not been fully reimbursed pursuant to Section 2.21.1 or Section 2.22.1, (b) any Remarketing Drawing, and (c) any Remarketing Reimbursement Loan - 1993 Bonds and any Remarketing Reimbursement Loan - 1994 Refunding Bonds extended by the Enhancement Issuer. Without regard to the occurrence of any Default or Unmatured Default, or any condition precedent whatsoever, each Lender shall pay to the Agent, for the account of the Enhancement Issuer, (a) such Lender's Pro Rata Share of the amount stated in the Agent's notice, plus (b) interest on the foregoing amount to be paid by such Lender, for each day from the date of payment of such amount by the Enhancement Issuer (or, if the Agent's notice is given after 11:00 a.m. (Indianapolis time) on such date, from the next succeeding Business Day) to the date on which such Lender pays its Pro Rata Share of such amount, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate then applicable to Floating Rate Advances.

                  2.23.4 Presentment and Collection. The beneficiaries of the Credit Enhancement Letters of Credit shall be deemed for purposes of this Agreement to be the agents of the Borrower and the Borrower assumes all risks of their acts, omissions or misrepresentations. Neither the Enhancement Issuer nor any of its affiliates or correspondents shall be responsible for the validity, sufficiency, truthfulness or genuineness of any document required to draw under any of the Credit Enhancement Letters of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, provided only that the document appears on its face to be in accordance with the terms of the related Credit Enhancement Letter of Credit, or for failure of any draft to bear reference or adequate reference to any of the related Credit Enhancement Letters of Credit or failure of any person to note the amount of any draft on any of the Credit Enhancement Letters of Credit or to surrender or take up any of the Credit Enhancement Letters of Credit, each of which provisions may be waived by the Enhancement Issuer, or for errors, omissions, interruptions, or delays in transmission or delivery of any messages or documents. Without limiting the generality of the foregoing, any action taken by the Enhancement Issuer or any of its correspondents under or in connection with any of the Credit Enhancement Letters of Credit, if taken in good faith, shall be binding upon the Borrower and shall not put the Enhancement Issuer or any such correspondent under any resulting liability to the Borrower and the Borrower makes like agreement as to any omission unless in breach of good faith. The Enhancement Issuer is expressly authorized to honor any request for payment which is made under and in compliance with the terms of any of the Credit Enhancement Letters of Credit without regard to and without any duty on its part to inquire into the existence of any disputes or controversies between the Borrower and the beneficiaries of any of the Credit Enhancement Letters of Credit or any other person, firm or corporation or into the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under any of the Credit Enhancement Letters of Credit are true and correct.

                  2.23.5 Change in Interest Rate Modes. The Borrower shall not change the Interest Rate Mode to a Six Month Interest Rate Mode, a One Year Interest Rate Mode, a Five Year Interest Rate Mode or a Fixed Interest Rate Mode without the prior written consent of the Required Lenders. As used in this subsection, the terms "Interest Rate Mode", "Six Month Interest Rate Mode", "One Year Interest Rate Mode", "Five Year Interest Rate Mode" and "Fixed Interest Rate Mode" are used as defined in the 1993 Trust Indenture or the 1994 Refunding Trust Indenture, as the context requires.

                  2.23.6 Monies in the Designated Account. All amounts deposited into the Designated Account shall be held by the Agent as cash collateral for all of the Obligations. The Designated Account shall be used by the Borrower only for the purposes provided for in this Agreement, and the terms of the Designated Account shall be such that it shall be a "blocked" account, so that transfers of funds from the Designated Account may be made only by the Agent, at the direction of the Enhancement Issuer, or by the Borrower with the concurrence of the Enhancement Issuer.

                  2.23.7 Annual Administrative Fees and Other Fees. From and after the Closing Date, on each anniversary date of the issuance of any Credit Enhancement Letter of Credit, the Borrower shall pay to the Enhancement Issuer (solely for its own account) a processing and administration fee of $125 for such Credit Enhancement Letter of Credit. On the Closing Date, and on the first anniversary thereof, the Borrower shall pay to the Enhancement Issuer for its own account, a fronting fee with respect to each Credit Enhancement Letter of Credit, in an amount equal to .125% of the stated amount of such Credit Enhancement Letter of Credit.

                  2.23.8 Rights as a Lender. In its capacity as Lender, the Enhancement Issuer shall have the same rights and obligations as any other Lender.

         2.24.    Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

         2.25 Pledged Bonds. In addition to all other collateral for the Obligations, the Obligations will further be secured by a first priority pledge of and a security interest in favor of the Agent in any 1993 Bonds and any 1994 Refunding Bonds and in any Beneficial ownership Interests (as that term is defined in the Trust Indentures) for any Bonds which, in any case, are purchased with the proceeds of any Remarketing Drawing (the "Pledged Bonds"), which pledge and security interest the Borrower hereby grants to the Agent, subject only to Liens permitted under Section 6.15. As soon as possible following any Remarketing Drawing, and in any event within ten (10) days of the date of such Drawing, the Borrower shall take such acts and execute such documents as the Enhancement Issuer may require to perfect and maintain the perfection of the Agent's pledge of and security interest in and to the Pledged Bonds under applicable law, including to the extent applicable, Articles 8.1 and 9.1 of the Indiana

Uniform Commercial Code, and the Borrower hereby authorizes the Agent to file such financing statements, amendments and continuations in such filing offices as the Agent deems necessary to effect same.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer or Enhancement Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) subjects any Lender or any applicable Lending Installation or the LC Issuer or the Enhancement Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender, the LC Issuer, or the Enhancement Issuer in respect of its Eurodollar Loans, Facility LCs, Credit Enhancement Letters of Credit, or participations therein, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, the LC Issuer, the Enhancement Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation, the LC Issuer, or the Enhancement Issuer, of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs or Credit Enhancement Letters of Credit, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer or the Enhancement Issuer in connection with its Eurodollar Loans, Facility LCs, Credit Enhancement Letters of Credit, or participations therein, or requires any Lender or any applicable Lending Installation, the LC Issuer, or the Enhancement Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs, Credit Enhancement Letters of Credit, or participations therein held or interest, LC Fees or commissions received by it, by an amount deemed material by such Lender, the LC Issuer or the Enhancement Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, or the LC Issuer, or the Enhancement Issuer, as the case may be, of making or maintaining its Eurodollar Loans, Commitment, or Term Loan Commitment, or of issuing or participating in Facility LCs or Credit Enhancement Letters of Credit or to reduce the return received by it, in connection with such Eurodollar Loans, Facility LCs, Credit Enhancement Letters of Credit, or participations therein, then, within 15 days of demand by it, the Borrower shall pay such Lender, the LC Issuer, or the Enhancement Issuer, as the case may be, such additional amount or amounts as will compensate it for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If a Lender, the LC Issuer, or the Enhancement Issuer determines the amount of capital required or expected to be maintained by it or any of its Lending Installations or any corporation controlling it is increased as a result of a Change, then, within 15 days of demand by such Lender, the LC Issuer, or the Enhancement Issuer, the Borrower shall pay such Lender, the LC Issuer, or the Enhancement Issuer, the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender, the LC Issuer, or the Enhancement Issuer, determines is attributable to this Agreement, its Total Credit Exposure or its commitment to make Loans and issue or participate in Facility LCs and Credit Enhancement Letters of Credit, as the case may be, hereunder (after taking into account its policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender, the LC Issuer, or the Enhancement Issuer, or any Lending Installation or any corporation controlling any Lender, the LC Issuer, or the Enhancement Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender, the LC Issuer, the Enhancement Issuer, or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer, the Enhancement Issuer, or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer, the Enhancement Issuer, or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

         (iii) The Borrower hereby agrees to indemnify the Agent, the LC Issuer, the Enhancement Issuer, and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer, the Enhancement Issuer, or such Lender as a result of its Commitment or Term Loan Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer, the Enhancement Issuer, as issuer of the Credit Enhancement Letters of Credit or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement,
(i) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder or to renew the Credit Enhancement Letters of Credit unless the Borrower has furnished to the Agent, with sufficient copies for the Lenders:

         (i) Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

         (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

         (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

         (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the Closing Date no Default or Unmatured Default has occurred and is continuing.

         (v) A written opinion of the Borrower's and Guarantor's counsel, addressed to the Lenders in substantially the form of Exhibit A.

         (vi) The Revolving Notes and the Term Notes, executed by the Borrower payable to the order of each Lender.

         (vii) The Collateral Documents, executed (and acknowledged where applicable) by the Borrower.

         (viii)   The Guaranty, executed by the Guarantor.

         (ix) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

         (x) Copies of the articles or certificate of incorporation of the Guarantor, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

         (xi) Copies, certified by the Secretary or Assistant Secretary of the Guarantor, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Guarantor is a party.

         (xii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Guarantor, which shall identify by name and title and bear the signatures of the officers of the Guarantor authorized to sign the Loan Documents to which the Guarantor is a party.

         (xiii) Evidence satisfactory to the Agent and the Lenders that the liens and security interests granted to the Agent under the Collateral Documents are first and prior perfected lien and security interests, subject only to the liens, security interests and encumbrances permitted under Section 6.15.

         (xiv) Endorsements to the title policies previously provided to Bank One with regard to the 1992 Huntingburg Mortgage, the 1993 Huntingburg Mortgage-Warehouse, and the 1993 Huntingburg Mortgage-Mfg. (i) advancing the effective dates of such policies to the date of recording of the Mortgages, (ii) providing that the insured party is the Agent, for the benefit of the Lenders, and (iii) providing that the insured mortgages are the Mortgages.

         (xv) If an initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

         (xvi) Such other documents as any Lender or its counsel may have reasonably requested.

         4.2. Each Credit Extension. The Lenders shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

         (i)      There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2. Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and Bond Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and Bond

Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents and Bond Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents and Bond Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien (other than a lien permitted under Section 6.5) in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents and the Bond Documents.

         5.4. Financial Statements. The September 1, 2002 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Agent were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5. Material Adverse Change. Since September 1, 2002 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7.     Litigation and Contingent Obligations. Except as set forth on
Schedule 3, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 3, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule 1 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. As of the most recent valuation date preceding the Closing Date, the Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $963,472.00. Neither the Borrower nor any other member of the Controlled Group is a party to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.14. Ownership of Properties. Except as set forth on Schedule 2, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

         5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17 Hazardous Substances. To the best knowledge of the Borrower after due inquiry and investigation, there are no underground storage tanks of any kind on any premises owned or occupied by or under lease to the Borrower or any of its Subsidiaries and there are no tanks, drums, or other containers of any kind on premises owned or occupied by or under lease to the Borrower or any of its Subsidiaries, the contents of which are unknown to the Borrower. To the best knowledge of the Borrower after due inquiry and investigation, no Hazardous Substances in reportable quantities have been released on any such premises nor is there any threat of release of any Hazardous Substances in reportable quantities on any such premises.

         5.18. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.19. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

         (i) Within 120 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

         (ii) Within 30 days after the close of each successive Fiscal Month, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

         (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         (iv) Within twenty (20) days after the last Business Day of each Fiscal Month, a completed Borrowing Base Certificate, certified to the Agent and the Lenders by an Authorized Officer, setting forth a computation of the Borrowing Base as of the last day of the period covered thereby.

         (v) As soon as available and in any event within twenty (20) days after the end of each Fiscal Month, a detailed report of the Borrower's accounts receivable, with agings and in such detail as the Lenders may reasonably request from time to time.

         (vi) Prompt notice of any orders in any material proceedings to which the Borrower or any Subsidiary is a party, issued by any court or regulatory agency, federal or state, and if the Lenders should so request, a copy of any such order.

         (vii) Immediately upon learning of the institution of or any adverse determination in any litigation, arbitration proceeding or governmental proceeding which is material to the Borrower or any of its Subsidiaries, or the occurrence of any event which could have a material adverse effect upon the Borrower or any of its Subsidiaries, written notice thereof describing the same and the steps being taken with respect thereto.

         (viii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (ix) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

         (x) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

         (xi) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes and for the purposes expressly authorized in Article II. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

         6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

         6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

         6.10. Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that so long as there exists no Default or Unmatured Default, the Borrower may make distributions from Net Income for the immediately preceding fiscal year to its shareholders of the Borrower's Series C preferred stock as required by the agreements between the Borrower and such shareholders governing such stock (as such agreements were in effect on the closing date of the Original Agreement).

         6.11. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

         (i) The Loans, the Reimbursement Obligations, and Contingent Obligations under the Guaranty.

         (ii)     Indebtedness existing on the date hereof and described in
                  Schedule 2.

         (iii) Indebtedness arising under Rate Management Transactions with one or more Lenders.

         (iv)     Indebtedness of the Borrower under the Bond Documents.

         (v) Indebtedness incurred by the Borrower as all or part of the purchase price for, or to enable the Borrower to acquire equipment, in an aggregate amount not to exceed $500,000 at any one time outstanding.

         (vi) Guaranties by endorsement of instruments for deposit made in the ordinary course of business.

         6.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that any Subsidiary may merge into the Borrower.

         6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

         (i)      Sales of inventory in the ordinary course of business.

         (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

         6.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

         (i)      Cash Equivalent Investments.

         (ii) Extensions of credit or credit accommodations to customers or vendors made by the Borrower or a Subsidiary in the ordinary course of its business as conducted on the Closing Date.

         (iii) Reasonable salary advances to non-executive employees, and other advances to agents and employees for anticipated expenses to be incurred on behalf of the Borrower or a Subsidiary in the course of discharging their assigned duties.

         (iv) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 1.

         6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

         (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

         (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

         (iv) Utility easements, building restrictions, minor irregularities in title and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

         (v)      Liens existing on the date hereof and described in Schedule 2.

         (vi) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

         (vii) Liens against equipment acquired by the Borrower by incurring Indebtedness permitted under Section 6.11(v), but only to the extent (a) the Lien attaches only to the equipment acquired in such transaction and secures only the Indebtedness incurred in such transaction, and (b) the aggregate Indebtedness secured by such Liens does not exceed $500,000.00 at any time.

         6.16. Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend during any one fiscal year on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries, which in the aggregate exceeds [$1,000,000.00].

         6.17. Primary Banking Relationship. The Borrower shall maintain its primary concentration and deposit accounts with Bank One.

         6.18. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.19. Bond Documents. The Borrower will fully and timely pay and perform all of its obligations under the Bond Documents, and will not amend or terminate any of the Bond Documents.

         6.20.    Financial Covenants.

                  6.20.1. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio, determined as of the end of each of its fiscal quarters, to be less than 1.15 to 1.0 for all fiscal quarters ending prior to August 31, 2003, and 1.20 to 1.0 beginning with the fiscal quarter ending on or closest to August 31, 2003, and thereafter.

                  6.20.2. Leverage Ratio. The Borrower will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters ending on or closest to the dates listed below to be greater, on such fiscal quarter ending date, than the ratio listed opposite such date below:

FISCAL QUARTER ENDING         LEVERAGE RATIO
    ON OR ABOUT
11/30/2002                    5.35 to 1.00
2/28/2003                     4.75 to 1.00
5/31/2003                     4.75 to 1.00
8/31/2003                     4.25 to 1.00

11/30/2003                    4.25 to 1.00
2/28/2004 and thereafter      3.75 to 1.00

                  6.20.3. Minimum Consolidated Tangible Net Worth. The Borrower will at all times maintain Consolidated Tangible Net Worth of not less than the sum of (i) $15,000,000.00 plus (ii) 90% of Consolidated Net Income earned in each fiscal year beginning with the fiscal year ending on or about August 31, 2002 (without deduction for losses).

         6.21 Employee Benefit Plans. (a) The Borrower shall maintain and shall cause any Subsidiary to maintain any Plan in material compliance with ERISA, the Code, and all rules and regulations of regulatory authorities pursuant thereto and shall file and shall cause any Subsidiary to file all reports required to be filed pursuant to ERISA, the Code, and such rules and regulations.

         (b) The Borrower shall not permit the Unfunded Liabilities of all Single Employer Plans to exceed in the aggregate $1,500,000.00.

         6.22 Hazardous Substances. Not later than December 6, 2002, Borrower shall provide to the Agent written information regarding all Hazardous Substances that are used, generated, transported, stored or disposed of by the Borrower, in reportable quantities. If the Borrower or any Subsidiary should commence the use, treatment, transportation, generation, storage or disposal of any Hazardous Substance in reportable quantities in its operations in addition to those noted in such information, the Borrower shall immediately notify the Agent of the commencement of such activity with respect to each such Hazardous Substance. The Borrower shall cause any Hazardous Substances which are now or may hereafter be used or generated in the operations of the Borrower or any Subsidiary in reportable quantities to be accounted for and disposed of in compliance with all Environmental Laws and other applicable federal, state and local laws and regulations. Neither the Borrower nor any Subsidiary shall allow or permit to continue the release or threatened release of any Hazardous Substance on any premises owned or occupied by or under lease to the Borrower or any Subsidiary. The Borrower shall notify the Agent immediately upon obtaining knowledge that:

         (i) any premises which have at any time been owned or occupied by or have been under lease to the Borrower or any Subsidiary are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Hazardous Substances, the purpose of which investigation is to quantify the levels of Hazardous Substances located on such premises, or

         (ii) the Borrower or any Subsidiary has been named or is threatened to be named as a party responsible for the possible contamination of any real property or ground water with Hazardous Substances, including, but not limited to the contamination of past and present waste disposal sites.

         If the Borrower or any Subsidiary is notified of any event described in
(i) or (ii) above, the Borrower shall immediately engage or cause the Subsidiary to engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of the Borrower or the Subsidiary with respect thereto, and the Agent shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to the Borrower, and the Borrower shall immediately establish reserves in the amount of the potential financial liability of the Borrower or the Subsidiary identified by such environmental consultants or engineers. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section 6.22 shall be subject to the approval of the Agent, which approval shall not be unreasonably withheld. The Borrower shall provide an adequate reserve for the payment of all potential financial liability not covered by insurance upon the occurrence of any event described in this Section 6.22.

         6.23 Other Agreements. The Borrower shall not enter into any agreement containing any provision which would be violated or breached in material respect by the performance of its obligations under this Agreement or under any other Loan Documents or any of the Bond Documents.

         6.24 Judgments. Neither the Borrower nor any Subsidiary shall permit any uninsured judgment or monetary penalty rendered against it in any judicial or administrative proceeding to remain unsatisfied for a period in excess of forty-five (45) days unless such judgment or penalty is being contested in good faith by appropriate proceedings and execution upon such judgment has been stayed, and unless an appropriate reserve has been established with respect thereto.

         6.25 Principal Office. The Borrower shall not change the location of its principal office unless it gives not less than thirty (30) days prior written notice of such change to the Agent.

         6.26 Survey. Not later than forty-five (45) days following the Closing Date, the Borrower shall provide to the Agent, at the Borrower's expense, a boundary survey of the real estate subject to the 1997 Project Mortgage. If such boundary survey suggests that any improvements are located on such real estate, the Borrower shall provide to the Agent, at the Borrower's expense and within forty-five (45) days after the Agent's request, an ALTA minimum standard survey of such real estate. Upon completion of such surveys, Borrower shall provide to the Agent, at the Borrower's expense, a mortgagee's title insurance policy in an amount acceptable to the Agent insuring the Agent's interest under the 1997 Project Mortgage on the American Land Title Association form of mortgagee's title policy (1992 Revision), subject to an ALTA form of comprehensive endorsement, an ALTA form 3.1 zoning endorsement, a mechanics lien endorsement, an access endorsement and such other endorsements as the Agent may reasonably request. The coverage provided by the title insurance policy shall not be subject to the standard exceptions as to rights of parties in possession and matters which would be disclosed by survey, easements not shown by the public records and mechanic's liens not shown by the public records, and otherwise the coverage shall be subject to no exceptions other than (A) easements and use restrictions and encroachments disclosed by survey which do not materially and adversely affect the value or marketability of the real estate or the usefulness of the real estate in the operations of the Company and
(B) Permitted Liens.

                                   ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee, commission, or other obligations under any of the Loan Documents within five days after the same becomes due.

         7.3. The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.16, 6.17, 6.18, 6.19, 6.20,
6.21(a), 6.23, 6.24, 6.25, or 6.26.

         7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Agent or any Lender, provided that a breach of Section 6.21(b) shall not constitute a Default unless it remains unremedied sixty (60) days after such written notice.

         7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $100,000.00 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10.    Any Reportable Event shall occur in connection with any Plan.

         7.11. Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of "Rate Management Transactions," whether or not any Lender or Affiliate of a Lender is a party thereto.

         7.12.    Any Change in Control or Change in Management shall occur.

         7.13. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.14. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

         7.15. The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or the Guarantor shall fail to comply with any of the terms or provisions of the Guaranty, or the Guarantor shall deny that it has any further liability under the Guaranty, or shall give notice to such effect.

         7.16. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

         7.17. The representations and warranties set forth in Section 5.15 (Plan Assets; Prohibited Transactions") shall at any time not be true and correct.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. Acceleration; Facility LC Collateral Account. (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder (including, without limitation, the obligation of the Enhancement Issuer to make any Remarketing Reimbursement Loan-1993 Bonds or Remarketing Reimbursement Loan-1994 Refunding Bonds) and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer, the Enhancement Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder (including, without limitation, the obligation of the Enhancement Issuer to make any Remarketing Reimbursement Loan-1993 Bonds or Remarketing Reimbursement Loan-1994 Refunding Bonds) and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

         (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

         (v)      At any time while any Default is continuing:

                  (a) The Enhancement Issuer may refuse to reinstate any Interest Drawing under any of the Credit Enhancement Letters of Credit by giving notice to the appropriate Trustee of such refusal in the manner and within the time provided under the terms of the appropriate Credit Enhancement Letter of Credit, and may direct such Trustee to accelerate the maturity of the Bonds secured by such Credit Enhancement Letter of Credit as provided under the terms of the appropriate Trust Indenture.

                  (b) The Enhancement Issuer may notify each of the Trustees of the Default with the result that the Trustees will, as required by the appropriate Trust Indenture, declare the principal of all the Bonds and the interest accrued thereon to be immediately due and payable and the Enhancement Issuer may exercise any other remedy available to the Enhancement Issuer under any of the Bond Documents.

                  (c) The Enhancement Issuer may demand that the Borrower immediately deposit with the Agent an amount equal to the Maximum Available Credit. Such amount shall be due and payable immediately upon demand. The Borrower grants to the Agent a pledge of and security interest in any and all funds (a "Special Collateral Account") so deposited by the Borrower with the Agent pursuant to the demand made pursuant to this Section 8.1(v). Such pledge and security interest shall secure all of the Obligations. The Borrower acknowledges that the Enhancement Issuer would not have adequate remedies at law for failure of the Borrower to honor any demand made pursuant to this Section 8.1(v) and, therefore, the Enhancement Issuer shall have the right to require the Borrower specifically to perform such undertaking whether or not any amounts are then due and payable by the Borrower to the Enhancement Issuer on account of its Reimbursement Obligations with respect to Drawings made under any of the Credit Enhancement Letters of Credit. In the event the Enhancement Issuer makes a demand pursuant to this
                           Section 8.1(v) and the Borrower pays the funds demanded, the Agent will hold any Special Collateral Account without liability for interest thereon, provided that the Agent will, at the direction of the Borrower and for the account and risk of the Borrower, invest the funds of a Special Collateral Account in U.S. Treasury Bills with 30 days or less remaining until maturity. Any earnings from such investment may, at the discretion of the Enhancement Issuer, be released to the Borrower. After the Credit Enhancement Letters of Credit have expired and all of the Obligations have been satisfied, the Agent shall return to the Borrower any balance remaining in any Special Collateral Account established pursuant to the requirements of this Section 8.1(v).

                  (d) The Enhancement Issuer may pursue any other remedies available to it under any Loan Document or any Bond Document. The Enhancement Issuer, or the Agent on its behalf, may bring any other action available at law or in equity to enforce payment and performance or otherwise to collection the Reimbursement Obligations owed to the Enhancement Issuer.

         (vi) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

         (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date, or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation, or reduce the rate or extend the time of payment of interest or fees thereon.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Extend the Facility Termination Date, the date stated in clause (i) of the definition of Term Loan Maturity Date, or the final maturity date stated for a Remarketing Reimbursement Note-1993 Bonds or any Remarketing Reimbursement Note-1994 Refunding Bonds, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.13, or increase the amount of the Aggregate Commitment, the Aggregate Term Loan Commitment, or the Commitment or Term Loan Commitment of any Lender, or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

         (iv)     Amend this Section 8.2.

         (v) Release or terminate the Guaranty or, except as provided in the Collateral Documents, release all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer or the Enhancement Issuer shall be effective without the written consent of the LC Issuer or the Enhancement Issuer, as the case may be. The Agent may waive payment of the fee required under Section
12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer, the Enhancement Issuer or the Agent to exercise any right under the Loan Documents or Bond Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or Bond Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer, the Enhancement Issuer and the Lenders (as applicable) until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer, the Enhancement Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuer, the Enhancement Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer, the Enhancement Issuer and the Lenders relating to the subject matter thereof.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6. Expenses; Indemnification. (i) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer, the Enhancement Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the

Agent, the Arranger, the LC Issuer, the Enhancement Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer, the Enhancement Issuer or the Lenders) paid or incurred in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, the cost and expense of obtaining an appraisal of each parcel of real property or interest in real property described in the Mortgages, which appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions and costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time the Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by the Agent from information furnished to it by or on behalf of the Borrower, after the Agent has exercised rights of inspection pursuant to this Agreement.

         (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer, the Enhancement Issuer and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer, the Enhancement Issuer or any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer, the Enhancement Issuer, and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer, the Enhancement Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuer, the Enhancement Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or

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operations. The Borrower agrees that neither the Agent, the Arranger, the LC
Issuer, the Enhancement Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer, the Enhancement Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

         9.13. Disclosure. The Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

                                    ARTICLE X

                                    THE AGENT

         10.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Indiana Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are

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limited to those expressly set forth in this Agreement and the other Loan
Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments or Term Loan Commitments (or, if the Commitments have been terminated, in proportion to their Term Loan Commitments and Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.14. Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

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         10.15.   Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Total Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Total Credit Exposures held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Obligations. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Obligation. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with
Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section
12.3.2. The parties to this Agreement acknowledge that clause (ii) of this
Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation,
(x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any

Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2.    Permitted Participations.

                  12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in its Total Credit Exposure, any Note held by such Lender, its Commitment or Term Loan Commitment, its Participation or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Total Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which would require consent of all of the Lenders pursuant to the terms of Section
         8.2 or of any other Loan Document.

                  12.2.3. Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

         12.3.    Assignments.

                  12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower, the Agent, the LC Issuer and the Enhancement Issuer shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof or an Approved Fund; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof or an Approved Fund shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than $5,000,000.00.

                  12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as
         Exhibit I to Exhibit C (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Term Loan Commitment, Participation, and Total Credit Exposure under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Commitment, Term Loan Commitment, and Participation assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                  12.3.3. Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Indianapolis, Indiana a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the

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         Lenders, and the Commitments, Term Loan Commitments and Participations
         of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

         13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer, the Enhancement Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF INDIANA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR INDIANA STATE COURT SITTING IN INDIANAPOLIS, INDIANA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER , THE ENHANCEMENT ISSUER, OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER, THE ENHANCEMENT ISSUER, OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER, THE ENHANCEMENT ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN INDIANAPOLIS, INDIANA.

         15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer, the Credit Enhancer and the Agent have executed this Agreement as of the date first above written.

                                   DMI FURNITURE, INC.

                                   By:__________________________________________
                                           Phillip J. Keller
                                   Title:  Vice President-Finance and Chief
                                           Financial Officer
                                   (address) One Oxmoor Place
                                             101 Bullitt Lane
                                             Louisville, Kentucky 40222
                                   Attention: Phillip J. Keller
                                           Telephone:     (502) 426-4351
                                           FAX:           (502) 429-6285

LC Commitment:                     BANK ONE, NA, as a Lender, the LC Issuer,
         $1,950,000.00             the Enhancement Issuer, and the Agent
Revolving Commitment:
         $13,000,000.00            By:__________________________________________
Term Loan Commitment:                      Robert E. McElwain
         $2,613,000.00             Title:  First Vice President
Pro Rate Share: 65%                (address) Bank One Center/Tower-4th Floor
                                             111 Monument Circle
                                             P.O. Box 7700
                                             Indianapolis, Indiana 46277-0119
                                   Attention: Manager, Specialty Industries
                                           Telephone:     (317) 321-8244
                                           FAX:           (317) 592-5270

LC Commitment:                     FIFTH THIRD BANK, KENTUCKY, INC.
         $1,050,000.00
Revolving Commitment:              By:__________________________________________
         $7,000,000.00                     Edward B. Martin
Term Loan Commitment:              Title:  Vice President
         $1,407,000.00             (address) 401 South 4th Avenue
Pro Rata Share: 35%                          Louisville, Kentucky 40202-3411
                                   Attention: Edward B. Martin
                                           Telephone:     (502) 562-5536
                                           FAX:           (502) 562-5540

                                PRICING SCHEDULE

========================================================================================================================
APPLICABLE             LEVEL I      LEVEL II       LEVEL III      LEVEL IV      LEVEL V      LEVEL VI       LEVEL VII
  MARGIN               STATUS        STATUS         STATUS         STATUS       STATUS        STATUS         STATUS
========================================================================================================================
Eurodollar Rate         1.75%         2.0%           2.25%          2.5%         2.75%          3.0%          3.25%
========================================================================================================================
Floating Rate              0%           0%              0%            0%            0%          .25%           .50%
========================================================================================================================

========================================================================================================================
APPLICABLE             LEVEL I      LEVEL II       LEVEL III      LEVEL IV      LEVEL V      LEVEL VI       LEVEL VII
 FEE RATE              STATUS        STATUS         STATUS         STATUS       STATUS        STATUS         STATUS
========================================================================================================================
                         .25%         .25%          .3125%         .375%          .50%          .50%           .50%
========================================================================================================================

========================================================================================================================
APPLICABLE             LEVEL I      LEVEL II       LEVEL III      LEVEL IV      LEVEL V      LEVEL VI       LEVEL VII
 LC FEE                STATUS        STATUS         STATUS         STATUS       STATUS        STATUS         STATUS
========================================================================================================================
                        1.75%         2.0%           2.25%          2.5%         2.75%          3.0%          3.25%
========================================================================================================================

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Financials" means the annual or interim financial statements for a period ending on the last day of a fiscal quarter of the Borrower delivered pursuant to Section 6.1(i) or (ii).

         "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 2.50 to 1.00.

         "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than 3.00 to 1.00.

         "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 3.50 to 1.00.

         "Level IV Status" exists at any date if, as of the last of the fiscal quarter of the Borrower referred to in the most recent Financials (i) the Borrower has not qualified for Level I Status, Level II Status, or Level III Status and (ii) the Leverage Ratio is less than 4.00 to 1.00.

         "Level V Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, or Level IV Status, and
(ii) the Leverage Ratio is less than 4.50 to 1.00.

         "Level VI Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status, or Level V Status, and (iii) the Leverage Ratio is less than 5.00 to 1.00.

         "Level VII Status" exists if the Borrower has not qualified for any other Status.

         "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status, or Level VII Status.

         The Applicable Margin, the Applicable Fee Rate, and the Applicable LC Fee shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin, Applicable Fee Rate or Applicable LC Fee shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin, Applicable Fee Rate and Applicable LC Fee shall be the highest Applicable Margin, Applicable Fee Rate and Applicable LC Fee set forth in the foregoing table until five days after such Financials are so delivered.

                                    EXHIBIT A
                                 FORM OF OPINION
                                             _______________,

The Agent, the LC Issuer and the Lenders who are parties to the Credit Agreement described below.

Gentlemen/Ladies:

         We are counsel for DMI Furniture, Inc. (the "Borrower") and DMI Management, Inc. (the "Guarantor"), and have represented the Borrower and the Guarantor in connection with the Borrower's execution and delivery of a Second Amended and Restated Credit Agreement dated as of __________ (the "Agreement") among the Borrower, the Lenders named therein, and Bank One, NA, as Agent, as LC Issuer and as Enhancement Issuer. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

         We have examined the Borrower's and Guarantor's [describe constitutive documents of Borrower and Guarantor and appropriate evidence of authority to enter into the transaction] Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

         l. Each of the Borrower and the Guarantor is a corporation, duly and properly incorporated, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         2. The execution and delivery by the Borrower and the Guarantor of the Loan Documents to which it is a party and the performance by the Borrower and the Guarantor of their respective obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Borrower and the Guarantor and will not:

                  (a) require any consent of the Borrower's or Guarantor's shareholders (other than any such consent as has already been given and remains in full force and effect);

                  (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or Guarantor or (ii) the Borrower's or Guarantor's articles or certificate of incorporation, or by-laws, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or Guarantor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

                  (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or the Guarantor pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower or the Guarantor.

         3. The Loan Documents to which the Borrower or the Guarantor is a party have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower or the Guarantor enforceable against the Borrower or the Guarantor in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

         4. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower or the Guarantor which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         5. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or the Guarantor, is required to be obtained by the Borrower or the Guarantor in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrower or guaranty by the Guarantor of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         6. The provisions of the Collateral Documents are sufficient to create in favor of the Agent and, to the extent they have entered into Rate Management Transactions with the Borrower, the Lenders' Affiliates, a security interest in all right, title and interest of the Borrower in those items and types of collateral described in the Collateral Documents in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect on the date hereof in Indiana. Financing statements on Form UCC-1's have been duly filed in each filing office indicated in Exhibit A hereto under the Uniform Commercial Code in effect in each state in which said filing offices are located. The description of the collateral set forth in said financing statements is sufficient to perfect a security interest in the items and types of collateral described therein in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in such states. Such filings are sufficient to perfect the security interest created by the Collateral Documents in all right, title and interest of the Borrower in those items and types of collateral described in the Collateral Documents in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code in such states.

         This opinion may be relied upon by the Agent, the LC Issuer, the Enhancement Issuer, the Lenders and their participants, assignees and other transferees.

                               Very truly yours,

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit Agreement dated as of November 22, 2002 (as amended, modified, renewed or extended from time to time, the "Agreement") among the DMI Furniture, Inc. (the "Borrower"), the lenders party thereto and Bank One, NA, as Agent for the Lenders and as the LC Issuer, and Enhancement Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.       I am the duly elected ________________ of the Borrower;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         5. Schedule II hereto sets forth the Borrower's determination of the interest rates to be paid for Advances, the LC Fee rates and the commitment fee rates commencing on the fifth day following the delivery hereof.

         6. Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement, the Security Agreement and the other Loan Documents and the status of compliance.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of _________, ______.

                                           _____________________________
                                           _____________________________, the
                                           _____________of DMI Furniture, Inc.

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                      Compliance as of _________, ____ with
                            Sections 6.16 and 6.20 of
                                  the Agreement

All calculations herein are made in accordance with Agreement Accounting Principles.

I.  Capital Expenditures (Section 6.16)

    A.  Depreciation expense for prior
        fiscal year ending ______________                         $_____________

    B.  Aggregate Capital Expenditure
        during current fiscal year
        beginning_______________                                  $_____________

         (A. must equal or exceed B.)

II. Financial Covenants (Section 6.20)

    A.  Fixed Charge Coverage Ratio

        1.  Consolidated EBITDA                                   $_____________

            a.  Consolidated Net Income                           $_____________

            b.  plus Consolidated Interest Expense                $_____________

            c.  plus expenses for taxes paid or accrued           $_____________

            d.  plus depreciation                                 $_____________

            e.  plus amortization                                 $_____________

            f.  plus extraordinary losses                         $_____________

            g.  minus extraordinary gain                          $_____________

            h.  = Consolidated EBITDA                             $_____________
                (sum of II.A.1. a-g)

        2.  Consolidated Fixed Charges

            a.  Interest due and payable in cash                  $_____________

            b.  plus Cash Capital Expenditures                    $_____________

            c.  plus scheduled principal payments of
                Indebtedness due and payable                      $_____________

            d.  plus taxes due and payable                        $_____________

            e.  plus cash dividends paid to shareholders          $_____________

            f.  Consolidated Fixed Charges                        $_____________
                (sum of II.A.2. a-e)

        3.  Fixed Charge Coverage Ratio                           $_____________
            (Ratio of II.A.1.h. to II.A.2.f.)

        4.  Minimum Fixed Charge Coverage Ratio
            (See Section 6.20.1)

                  (3. must be equal to or greater than 4.)

    B.  Leverage Ratio

        1.  Consolidated Funded Indebtedness                      $_____________

        2.  Consolidated EBITDA                                   $_____________
            (line II.A.1.h.)

        3.  Leverage Ratio                                        ______________
            (Ratio of II.B.1. to II.B.2.)

        4.  Maximum Leverage Ratio                                ______________
            (See Section 6.20.2)

            (3. must be equal to or less than 4.)

    C.  Consolidated Tangible Net Worth

        1.                                                        $15,000,000.00

        2.  plus 90% of Consolidated Net Income for
            each fiscal year, beginning with fiscal year
            ending on or about 8/31/02                            $_____________

        3.  Minimum Consolidated Tangible Net Worth               $_____________
            (Sum of II.C.1. and II.C.2.)

        4.  Consolidated Tangible Net Worth                       $_____________

            (4. must be equal to or greater than 3.)

                     SCHEDULE II TO COMPLIANCE CERTIFICATE

                    Borrower's Applicable Margin Calculation

The Borrower's Leverage Ratio is _________________________ (Schedule I, Line II.B.3.) and the Borrower's Status is Level __________ Status.

         Applicable Margin
         (Eurodollar Rate)                 ____________%

         Applicable Margin
         (Floating Rate)                   ____________%

         Applicable Fee Rate               ____________%

         Applicable LC Fee                 ____________%

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                   EXHIBIT C

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and the other Loan Documents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.  Assignor:  _________________________________________________________

2.  Assignee:  _________________________________________________________ [and is
               an Affiliate/Approved Fund of [identify Lender]

3.  Borrower:  DMI Furniture, Inc.

4.  Agent:     Bank One, NA as the agent under the Credit Agreement.

5.  Credit Agreement:  The Second Amended and Restated Credit Agreement dated as of November 22, 2002 among Borrower, the Lenders party thereto, and Bank One, NA, as Agent, and the other agents party thereto.

6.  Assigned Interest:

--------------------------------------------------------------------------------
                              Aggregate Amount of                Amount of
                            Commitment/Loans for all          Commitment/Loans
Facility Assigned                  Lenders                       Assigned
--------------------------------------------------------------------------------
Revolving Loan              $                                 $
--------------------------------------------------------------------------------
Facility LCs                $                                 $
--------------------------------------------------------------------------------
Term Loan                   $                                 $
--------------------------------------------------------------------------------

The Assigned Interest includes Assignee's Pro Rata Share (_______%) of all LC Obligations.

Effective Date: ____________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                            ASSIGNOR
                                            [NAME OF ASSIGNOR]

                                            By:________________________________
                                                     Title:

                                            ASSIGNEE
                                            [NAME OF ASSIGNEE]

                                            By:________________________________
                                                     Title:

[Consented to and]*Accepted:

[NAME OF AGENT], as Agent

By:______________________________
Title:

[Consented to:]**

* To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

** To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

[NAME OF RELEVANT PARTY]

By:_____________________________
Title:

                                     ANNEX 1
                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

                  1. Representations and Warranties.

                  1.1      Assignor. The Assignor represents and warrants that
(i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for
(i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder,
(iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

                  1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in
Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                  3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Indiana.

                          ADMINISTRATIVE QUESTIONNAIRE

    (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

   (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

              US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

    (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

   (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

                                   EXHIBIT D
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, NA,
as Agent (the "Agent") under the Credit Agreement
Described Below.

Re: Second Amended and Restated Credit Agreement, dated November 22, 2002 (as the same may be amended or modified, the "Credit Agreement"), among DMI Furniture, Inc. (the "Borrower"), the Lenders named therein, the LC Issuer, the Enhancement Issuer and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

Facility Identification Number(s)   5324911101

Customer/Account Name               DMI Furniture, Inc.

Transfer Funds To                   Bank One, NA

                 ______________________________________________________________

For Account No.  ______________________________________________________________

Reference/Attention To              Jason Broyles/Controller

Authorized Officer (Customer Representative)    Date____________________________

____________________________________________    ________________________________
(Please Print)                                  Signature

Bank Officer Name                               Date____________________________

____________________________________________    ________________________________
(Please Print)                                  Signature

   (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   EXHIBIT E
                                 REVOLVING NOTE
                                   [TO COME]

                                   EXHIBIT F
                                   TERM NOTE
                                   [TO COME]

                                   SCHEDULE 1

                       SUBSIDIARIES AND OTHER INVESTMENTS
                           (SEE SECTIONS 5.8 AND 6.14)

Investment      Jurisdiction of      Owned        Amount of           Percent
   In            Organization         By         Investment          Ownership
--------------------------------------------------------------------------------

                                   SCHEDULE 2

                             INDEBTEDNESS AND LIENS
                       (SEE SECTIONS 5.14, 6.11 AND 6.15)

                                                                   Maturity
Indebtedness       Indebtedness          Property                 and Amount
Incurred By           Owed To        Encumbered (If Any)        of Indebtedness
--------------------------------------------------------------------------------

                                   SCHEDULE 3

                     LITIGATION AND CONTINGENT OBLIGATIONS

                               (SEE SECTION 5.7)

                                      NONE

                                CREDIT AGREEMENT

                        DATED AS OF ____________________

                                      AMONG

                              DMI FURNITURE, INC.,

                                  THE LENDERS,

                                  BANK ONE, NA
                                  AS LC ISSUER,

                                  BANK ONE, NA
                             AS ENHANCEMENT ISSUER,

                                  BANK ONE, NA
                                    AS AGENT

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

                               TABLE OF CONTENTS

ARTICLE I.    DEFINITIONS............................................................................   1

ARTICLE II.   THE CREDITS............................................................................  20
     2.1.       Commitments, Term Loan Commitments, and Participations...............................  20
     2.2.       Revolving Loan Facility and Term Loan Facility.......................................  21
     2.3.       Ratable Loans........................................................................  22
     2.4.       Types of Advances....................................................................  22
     2.5.       Commitment Fee; Reductions in Aggregate Commitment...................................  22
     2.6.       Minimum Amount of Each Advance.......................................................  22
     2.7.       Principal Payments...................................................................  22
     2.8.       Method of Selecting Types and Interest Periods for New Advances......................  23
     2.9.       Conversion and Continuation of Outstanding Advances..................................  23
     2.10.      Changes in Interest Rate, etc........................................................  24
     2.11.      Rates Applicable After Default.......................................................  24
     2.12.      Method of Payment....................................................................  24
     2.13.      Evidence of Indebtedness.............................................................  25
     2.14.      Telephonic Notices...................................................................  25
     2.15.      Interest Payment Dates; Interest and Fee Basis.......................................  26
     2.16.      Notification of Advances, Interest Rates, Prepayments and Commitment
                Reductions...........................................................................  26
     2.17.      Lending Installations................................................................  26
     2.18.      Non-Receipt of Funds by the Agent....................................................  26
     2.19.      Facility LCs.........................................................................  27
            2.19.1.  Issuance........................................................................  27
            2.19.2.  Participations..................................................................  27
            2.22.3.  Notice..........................................................................  27
            2.19.4.  LC Fees.........................................................................  27
            2.19.5.  Administration; Reimbursement by Lenders........................................  28
            2.19.6.  Reimbursement by Borrower.......................................................  28
            2.19.7.  Obligations Absolute............................................................  29
            2.19.8.  Actions of LC Issuer............................................................  29
            2.19.9.  Indemnification.................................................................  29
            2.19.10. Lenders' Indemnification........................................................  30
            2.19.11. Facility LC Collateral Account..................................................  30
            2.19.12. Rights as a Lender..............................................................  31
     2.20.      Extension of Facility Termination Date...............................................  31
     2.21.      The 1993 Direct-Pay Letter of Credit.................................................  31
            2.21.1   Reimbursement...................................................................  31
            2.21.2   Commission and Transaction Fees.................................................  32
            2.21.3   Remarketing Reimbursement Loan-1993 Bonds.......................................  33
     2.22       The 1994 Refunding Direct-Pay Letter of Credit.......................................  34
            2.22.1   Reimbursement...................................................................  35
            2.22.2   Commission and Transaction Fees.................................................  36
            2.22.3   Remarketing Reimbursement Loan-1994 Refunding Bonds.............................  37
     2.23       Provisions Applicable to All Credit Enhancement Letters of Credit....................  38

            2.23.1   Participations..................................................................  38
            2.23.2   Place and Application of Payments -- Calculation of Interest and Fees...........  38
            2.23.3   Administration; Funding of Participations by Lenders............................  38
            2.23.4   Presentment and Collection......................................................  39
            2.23.5   Change in Interest Rate Modes...................................................  39
            2.23.6   Monies in the Designated Account................................................  40
            2.23.7   Annual Administrative Fees and Other Fees.......................................  40
            2.23.8   Rights as a Lender..............................................................  40
     2.24.      Replacement of Lender................................................................  40
     2.25       Pledged Bonds........................................................................  40

ARTICLE III.  YIELD PROTECTION; TAXES................................................................  41
     3.1.       Yield Protection.....................................................................  41
     3.2.       Changes in Capital Adequacy Regulations..............................................  42
     3.3.       Availability of Types of Advances....................................................  42
     3.4.       Funding Indemnification..............................................................  42
     3.5.       Taxes................................................................................  42
     3.6.       Lender Statements; Survival of Indemnity.............................................  44

ARTICLE IV.   CONDITIONS PRECEDENT...................................................................  44
     4.1.       Initial Credit Extension.............................................................  44
     4.2.       Each Credit Extension................................................................  46

ARTICLE V.    REPRESENTATIONS AND WARRANTIES.........................................................  46
     5.1.       Existence and Standing...............................................................  46
     5.2.       Authorization and Validity...........................................................  46
     5.3.       No Conflict; Government Consent......................................................  47
     5.4.       Financial Statements.................................................................  47
     5.5.       Material Adverse Change..............................................................  47
     5.6.       Taxes................................................................................  47
     5.7.       Litigation and Contingent Obligations................................................  47
     5.8.       Subsidiaries.........................................................................  48
     5.9.       ERISA................................................................................  48
     5.10.      Accuracy of Information..............................................................  48
     5.11.      Regulation U.........................................................................  48
     5.12.      Material Agreements..................................................................  48
     5.13.      Compliance With Laws.................................................................  48
     5.14.      Ownership of Properties..............................................................  48
     5.15.      Plan Assets; Prohibited Transactions.................................................  49
     5.16.      Environmental Matters................................................................  49
     5.17       Hazardous Substances.................................................................  49
     5.18.      Investment Company Act...............................................................  49
     5.19.      Public Utility Holding Company Act...................................................  49

ARTICLE VI.   COVENANTS..............................................................................  49

     6.1.       Financial Reporting..................................................................  49
     6.2.       Use of Proceeds......................................................................  51
     6.3.       Notice of Default....................................................................  51
     6.4.       Conduct of Business..................................................................  51
     6.5.       Taxes................................................................................  51
     6.6.       Insurance............................................................................  51
     6.7.       Compliance with Laws.................................................................  51
     6.8.       Maintenance of Properties............................................................  52
     6.9.       Inspection...........................................................................  52
     6.10.      Dividends............................................................................  52
     6.11.      Indebtedness.........................................................................  52
     6.12.      Merger...............................................................................  52
     6.13.      Sale of Assets.......................................................................  52
     6.14.      Investments and Acquisitions.........................................................  53
     6.15.      Liens................................................................................  53
     6.16.      Capital Expenditures.................................................................  54
     6.17.      Primary Banking Relationship.........................................................  54
     6.18.      Affiliates...........................................................................  54
     6.19.      Bond Documents.......................................................................  54
     6.20.      Financial Covenants..................................................................  54
            6.20.1.  Fixed Charge Coverage Ratio.....................................................  54
            6.20.2.  Leverage Ratio..................................................................  54
            6.20.3.  Minimum Consolidated Tangible Net Worth.........................................  55
     6.21       Employee Benefit Plans...............................................................  55
     6.22       Hazardous Substances.................................................................  55
     6.23       Other Agreements.....................................................................  56
     6.24       Judgments............................................................................  56
     6.25       Principal Office.....................................................................  56
     6.26       Lease Obligations....................................................................  56

ARTICLE VII.  DEFAULTS...............................................................................  56

ARTICLE VIII. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.........................................  59
     8.1.       Acceleration; Facility LC Collateral Account.........................................  59
     8.2.       Amendments...........................................................................  61
     8.3.       Preservation of Rights...............................................................  61

ARTICLE IX.   GENERAL PROVISIONS.....................................................................  62
     9.1.       Survival of Representations..........................................................  62
     9.2.       Governmental Regulation..............................................................  62
     9.3.       Headings.............................................................................  62
     9.4.       Entire Agreement.....................................................................  62
     9.5.       Several Obligations; Benefits of this Agreement......................................  62
     9.6.       Expenses; Indemnification............................................................  62
     9.7.       Numbers of Documents.................................................................  63
     9.8.       Accounting...........................................................................  63

     9.9.       Severability of Provisions...........................................................  63
     9.10.      Nonliability of Lenders..............................................................  63
     9.11.      Confidentiality......................................................................  64
     9.12.      Nonreliance..........................................................................  64
     9.13.      Disclosure...........................................................................  64

ARTICLE X.    THE AGENT..............................................................................  64
     10.1.      Appointment; Nature of Relationship..................................................  64
     10.2.      Powers...............................................................................  65
     10.3.      General Immunity.....................................................................  65
     10.4.      No Responsibility for Loans, Recitals, etc...........................................  65
     10.5.      Action on Instructions of Lenders....................................................  65
     10.6.      Employment of Agents and Counsel.....................................................  65
     10.7.      Reliance on Documents; Counsel.......................................................  66
     10.8.      Agent's Reimbursement and Indemnification............................................  66
     10.9.      Notice of Default....................................................................  66
     10.10.     Rights as a Lender...................................................................  66
     10.11.     Lender Credit Decision...............................................................  67
     10.12.     Successor Agent......................................................................  67
     10.13.     Delegation to Affiliates.............................................................  67
     10.14.     Execution of Collateral Documents....................................................  67
     10.15.     Collateral Releases..................................................................  68

ARTICLE XI.   SETOFF; RATABLE PAYMENTS...............................................................  68
     11.1.      Setoff...............................................................................  68
     11.2.      Ratable Payments.....................................................................  68

ARTICLE XII.  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS......................................  68
     12.1.      Successors and Assigns...............................................................  68
     12.2.      Participations.......................................................................  69
            12.2.1.  Permitted Participants; Effect..................................................  69
            12.2.2.  Voting Rights...................................................................  69
            12.2.3.  Benefit of Certain Provisions...................................................  69
     12.3.      Assignments..........................................................................  70
            12.3.1.  Permitted Assignments...........................................................  70
            12.3.2.  Effect; Effective Date..........................................................  70
            12.3.3.  Register........................................................................  70
     12.4.      Dissemination of Information.........................................................  71
     12.5.      Tax Treatment........................................................................  71

ARTICLE XIII. NOTICES  ..............................................................................  71
     13.1.      Notices..............................................................................  71
     13.2.      Change of Address....................................................................  71

ARTICLE XIV.  COUNTERPARTS...........................................................................  72

ARTICLE XV.   CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...........................  72
     15.1.      CHOICE OF LAW........................................................................  72
     15.2.      CONSENT TO JURISDICTION..............................................................  72
     15.3.      WAIVER OF JURY TRIAL.................................................................  72

PRICING SCHEDULE    .................................................................................  74

EXHIBIT A.  FORM OF OPINION..........................................................................  76

EXHIBIT B.  COMPLIANCE CERTIFICATE...................................................................  78

EXHIBIT C           .................................................................................  84

EXHIBIT C - ASSIGNMENT AND ASSUMPTION AGREEMENT......................................................  84

EXHIBIT D.  LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION...........................................  91

EXHIBIT E.  NOTE    .................................................................................  92

SCHEDULE 1.  SUBSIDIARIES AND OTHER INVESTMENTS......................................................  94

SCHEDULE 2.  INDEBTEDNESS AND LIENS..................................................................  95